As filed with the U.S. Securities and Exchange Commission on October 5, 2016
File No. 811-07567

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|

Amendment No. 32

(Check appropriate box or boxes)

STATE STREET NAVIGATOR SECURITIES LENDING TRUST
(Exact Name of Registrant as Specified in Charter)

State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111
(Address of Principal Executive Offices) (Zip Code)

(617) 664-7037
(Registrant’s Telephone Number, Including Area Code)

Joshua A. Weinberg, Esq.
Vice President and Managing Counsel
SSGA Funds Management, Inc.
One Lincoln Street
Boston, Massachusetts 02111
(Name and Address of Agent for Service)

Copy to:

Timothy Diggins, Esq.
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199-3600

EXPLANATORY NOTE

This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”).  However, beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant. This Amendment No. 32 updates information pertaining to and replaces Part A and Part B of the Registration Statement solely with respect to the State Street Navigator Securities Lending Government Money Market Portfolio (formerly, State Street Navigator Securities Lending Prime Portfolio), and does not amend or replace Part A or Part B of the Registration Statement relating to the State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio, the State Street Navigator Securities Lending MET Portfolio, the State Street Navigator Securities Lending Prime Portfolio II, the State Street Navigator Securities Lending Prime Portfolio III, the State Street Navigator Securities Lending Prime Portfolio IV or the State Street Navigator Securities Lending Prime Portfolio V contained in Amendment No. 31 to the Registration Statement.

PART A

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

State Street Navigator Securities Lending Government Money Market Portfolio
(formerly, State Street Navigator Securities Lending Prime Portfolio)

October 5, 2016

Because the State Street Navigator Securities Lending Trust (the “Trust” or “Registrant”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”), responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted. Item 8 is omitted because it is not applicable.

Introduction

The Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on June 15, 1995. The Trust issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

State Street Bank and Trust Company (“State Street”) has established a securities lending program for its clients (the “State Street Securities Lending Program”). Each client that participates in the State Street Securities Lending Program as a lender (each, a “Client Lending Fund” and collectively, the “Client Lending Funds”) enters into a securities lending authorization agreement with State Street. Under such agreement, State Street is authorized to invest the cash collateral securing loans of securities of each Client Lending Fund in a variety of investments. The Trust has been established primarily, though not exclusively, for the investment and reinvestment of cash collateral on behalf of the Client Lending Funds participating in the State Street Securities Lending Program. However, from time to time, on a case-by-case basis, State Street may offer shares of the Trust to institutional investors that participate in a third-party lending agent program (“Third-Party Lending Funds” and “Third-Party Securities Lending Program(s)”). Hence, shares of the Trust are primarily offered to, and held by, the Client Lending Funds in the State Street Securities Lending Program, and may, on a case-by-case basis, be offered to and held by Third-Party Lending Funds in Third-Party Securities Lending Programs (the Client Lending Funds, together with the Third-Party Lending Funds, the “Lending Funds” and the State Street Securities Lending Program, together with the Third-Party Securities Lending Program, the “Securities Lending Program”).

Item 5. Management

SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) serves as the investment adviser to the State Street Navigator Securities Lending Government Money Market Portfolio (the “Government Money Market Portfolio” or the “Portfolio”) (formerly, State Street Navigator Securities Lending Prime Portfolio), a series of the Trust.

Item 6. Purchase and Sale of Portfolio Shares

There is no minimum investment amount for the Portfolio.

Shares are offered solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act.

Shares of the Portfolio are only offered to, and may only be held by clients that participate in the State Street Securities Lending Program and may, on a case-by-case basis be offered to and held by Third-Party Lending Funds in Third-Party Securities Lending Programs. Shares of the Portfolio are available for purchase each day on which the Federal Reserve Bank of Boston and State Street are open for business (a “Business Day”). Purchases are effected on behalf of a Client Lending Fund by State Street, or, to the extent applicable, a third-party lending agent, in its capacity as securities lending agent for the Third Party Lending Fund. All Shares of the Government Money Market Portfolio are purchased at the net asset value (“NAV”) per share of the Portfolio next determined after the purchase is communicated to the Trust’s transfer agent and determined to be in good order. Redemptions are effected on behalf of a Client Lending Fund by State Street, or, to the extent applicable, a third-party lending agent, in its capacity as securities lending agent for the Third Party Lending Fund. Shares of the Government Money Market Portfolio may be redeemed on each Business Day at the NAV per share of the Portfolio next determined after the redemption is communicated to the Trust’s transfer agent.

Item 7. Tax Information

The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.

Item 9. Investment Objective, Principal Investment Strategies, and Related Risks

The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least sixty (60) days’ prior written notice to shareholders of the Portfolio. The Board may change the Portfolio’s investment strategies and other policies without shareholder approval, except as otherwise indicated. See Part B of the Registration Statement (“Part B”) for a description of certain fundamental investment restrictions for the Portfolio. The Portfolio’s investment adviser is SSGA FM, a subsidiary of State Street Corporation.

State Street Navigator Securities Lending Government Money Market Portfolio

Investment Objective

The Portfolio seeks: (i) current income to the extent consistent with the preservation of capital and liquidity; and (ii) the maintenance of a stable $1.00 per share NAV.

Principal Investment Strategies

The Government Money Market Portfolio is a money market fund that operates in compliance with the requirements of Rule 2a-7 under the 1940 Act. You could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. Investments in the Portfolio are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.

The Portfolio will invest 99.5% or more of its total assets in (i) cash; (ii) securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing (“U.S. Government Securities”); and (iii) repurchase agreements collateralized fully by cash or U.S. Government Securities. In addition, under normal circumstances, the Portfolio will invest at least 80% of its assets (plus borrowings, if any) in U.S. Government Securities and repurchase agreements secured by such instruments. The Portfolio will provide shareholders with at least 60 days’ prior notice of any change in this investment policy.

U.S. Government Securities include obligations issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities, such as U.S. Treasury securities and securities issued by the Government National Mortgage Association, which are backed by the full faith and credit of the United States, and obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, and U.S. government-sponsored entities such as the Federal Home Loan Bank, which obligations are not backed by the full faith and credit of the United States. All securities held by the Portfolio are U.S. dollar-denominated, and they may have fixed, variable or floating interest rates.

The Portfolio invests in accordance with regulatory requirements applicable to government money market funds. Regulations require, among other things, a money market fund to invest only in short-term, high quality debt obligations. These debt obligations are generally securities that have remaining maturities of 397 calendar days or less (730 days or less in the case of floating rate notes) and that the Portfolio determines presents minimal credit risks to the Portfolio. Regulations also require money market funds to maintain a maximum dollar-weighted average maturity of 60 days or less, and to meet certain requirements as to portfolio diversification and liquidity.

Under normal circumstances, the Portfolio will be invested in assets that are intended to provide a market rate of return while providing liquidity and quality suitable to its investment objective. In response to actual or perceived adverse market, economic, political or other conditions, however, from time to time the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for temporary defensive purposes. Temporary defensive positions may include maintaining uninvested cash and seeking investments that provide additional liquidity and safety. These temporary defensive actions may be inconsistent with the Portfolio’s investment strategies and the Portfolio may not achieve its investment objective.

The Portfolio will not impose a fee upon the sale of your shares, nor temporarily suspend your ability to sell shares, if the Portfolio’s weekly liquid assets fall below 30% of its total assets because of market conditions or other factors.

All investments will qualify at the time of acquisition as "eligible securities" within the meaning of Rule 2a-7 under the 1940 Act. The Portfolio will seek to maintain a stable NAV per share of $1.00 by valuing its portfolio securities using the amortized cost method and complying with Rule 2a-7’s risk limiting conditions that apply as a result of using the amortized cost method.

There is no guarantee that the Portfolio will be able to maintain a stable NAV per share of $1.00.

The Portfolio is used exclusively for the investment of cash received as collateral for securities loans. Accordingly, the Portfolio may experience significant redemptions in response to declines in the value of securities on loan or the quantity of loans outstanding from time to time. If the Portfolio is required to sell securities to meet significant redemptions during a period of market disruption, the Portfolio may experience losses, which may impair the ability of the Portfolio to maintain a stable NAV of $1.00 per share. The rate of income of the Portfolio will vary from day-to-day, depending on short-term interest rates.

During periods of rising interest rates, a fund’s yield generally is lower than prevailing market rates. In periods of falling interest rates, a fund’s yield generally is higher than prevailing market rates. Typically, the more distant the expected cash flow that a fund is to receive from a security, the more sensitive the market value of the security is to movements in interest rates. If a fund owns securities that have variable or floating interest rates, as interest rates fall, the income a fund receives from those securities also will fall. Rising interest rates could have unpredictable effects on the markets and may expose fixed income and related markets to heightened volatility.

Adverse market or economic conditions or investor perceptions may result in little or no trading activity in one or more particular securities, thus making it difficult to determine their values. A fund holding those securities may have to value them at prices that reflect unrealized losses, or if it elects to sell them, it may have to accept lower prices than the prices at which it is then valuing them. A fund also may not be able to sell the securities at any price. For certain fixed income securities, an increase in interest rates may lead to increased redemptions and increased portfolio turnover, which could reduce liquidity for certain portfolio investments, adversely affect values, and increase a fund’s costs. If dealer capacity in fixed income markets is insufficient for market conditions, liquidity may be further inhibited and volatility may increase.

You could lose money by investing in the Portfolio. An investment in the Portfolio is not a deposit in State Street or any other bank and is not insured or guaranteed by the FDIC or any other governmental agency. Although the Portfolio seeks to preserve a stable NAV of $1.00 per share, it cannot guarantee that it will do so. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

 Principal Risks of Investing the Portfolio

You could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Portfolio is subject to investment risks, including possible loss of principal, is not a deposit in State Street or any other bank and is not insured or guaranteed by the FDIC or any other governmental agency. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.

The Portfolio is not intended to be a complete investment program, but rather is intended for investment as part of a diversified investment portfolio. Investors should consult their own advisers as to the role of the Portfolio in their overall investment programs.

Bank Securities. The Portfolio intends to operate as a government money market fund as defined in Rule 2a-7 under the 1940 Act. Therefore, the Portfolio will not invest in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks if, as a result of such investment, the Portfolio would have less than 99.5% of its assets invested in cash, U.S. Government Securities and repurchase agreements collateralized fully with cash and U.S. Government Securities.

Call/Prepayment Risk. Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio’s income.

Counterparty Risk. The Portfolio will be subject to credit risk with respect to the counterparties with which the Portfolio enters into repurchase agreements and other transactions. If a counterparty fails to meet its contractual obligations, the Portfolio may be unable to terminate the transaction, and it may be delayed or prevented from realizing on any collateral in the event of a bankruptcy or insolvency proceeding relating to the counterparty.

Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.

The credit rating assigned to any particular investment does not necessarily reflect the issuer’s current financial condition and does not reflect an assessment of an investment’s volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages to make payments of interest and/or principal may affect the values of those securities.

Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio’s fixed income securities to decrease, an adverse impact on the liquidity of the Portfolio’s fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.

Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security’s duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.

Forward Commitments Risk. The Portfolio may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time (“forward commitments”), consistent with the Portfolio’s ability to manage its investment portfolio and meet redemption requests. Forward commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in the value of the Portfolio’s other assets. Where such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer’s failure to do so may result in the loss to the Portfolio of an advantageous yield or price.

Although the Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, the Portfolio may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so. The Portfolio may realize short-term profits or losses upon the sale of forward commitments. When effecting such transactions, cash or other liquid assets (such as liquid high quality debt obligations) held by the Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the Portfolio’s records at the trade date and maintained until the transaction is settled. Such segregated assets will be marked to market on a daily basis, and if the market value of such assets declines, additional cash or assets will be segregated so that the market value of the segregated assets will equal the amount of such the Portfolio’s obligations. Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.

Illiquid Securities Risk. The Portfolio will not invest more than 5% of its total assets in illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business at approximately their carrying values within seven days), including repurchase agreements and time deposits of more than seven days’ duration. The absence of a regular trading market for illiquid securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

Income Risk. The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.

Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio’s income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board’s quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio’s investments.

Large Shareholder Risk. To the extent a large proportion of the shares of the Portfolio are held by a small number of shareholders (or a single shareholder), including funds or accounts over which the Adviser has investment discretion, the Portfolio is subject to the risk that these shareholders will purchase or redeem Portfolio shares in large amounts rapidly or unexpectedly, including as a result of an asset allocation decision made by the Adviser. These transactions could adversely affect the ability of the Portfolio to conduct its investment program.

Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.

Low Short-Term Interest Rate Risk. At the date of this Confidential Offering Memorandum, short-term interest rates are at historically low levels, and so the Portfolio’s yield is very low. It is possible that the Portfolio will generate an insufficient amount of income to pay its expenses, and that it will not be able to pay a daily dividend and may have a negative yield (i.e., it may lose money on an operating basis). It is possible that the Portfolio will maintain a substantial portion of its assets in cash, on which it would earn little, if any, income.

Market Disruption and Geopolitical Risk. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters and systemic market dislocations may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. Any partial or complete dissolution of the European Monetary Union, or any increased uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio’s investments. Securities and financial markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the values of investments traded in these markets, including investments held by the Portfolio. To the extent the Portfolio has focused its investments in the market or index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.

Market Risk. The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.

Market Volatility; Government Intervention Risk. Market dislocations and other external events, such as the failures or near failures of significant financial institutions, dislocations in investment or currency markets, corporate or governmental defaults or credit downgrades, or poor collateral performance, may subject the Portfolio to significant risk of substantial volatility and loss. Governmental and regulatory authorities have taken, and may in the future take, actions to provide or arrange credit supports to financial institutions whose operations have been compromised by credit market dislocations and to restore liquidity and stability to financial systems in their jurisdictions; the implementation of such governmental interventions and their impact on both the markets generally and the Portfolio’s investment program in particular can be uncertain. In recent periods, governmental and non-governmental issuers have defaulted on, or have been forced to restructure, their debts, and many other issuers have faced difficulties obtaining credit. These market conditions may continue, worsen or spread, including, without limitation, in Europe or Asia. Defaults or restructurings by governments or others of their debts could have substantial adverse effects on economies, financial markets, and asset valuations around the world. In recent periods, financial regulators, including the U.S. Federal Reserve and the European Central Bank, have taken steps to maintain historically low interest rates, such as by purchasing bonds. Some governmental authorities have taken steps to devalue their currencies substantially or have taken other steps to counter actual or anticipated market or other developments. Steps by those regulators to implement, or to curtail or taper, such activities could have substantial negative effects on financial markets. The withdrawal of support, failure of efforts in response to a financial crisis, or investor perception that these efforts are not succeeding could negatively affect financial markets generally as well as the values and liquidity of certain securities.

Money Market Fund Regulatory Risk. In July 2014, the SEC adopted regulatory changes that will affect the structure and operation of money market funds. The revised regulations impose new liquidity requirements on money market funds, permit (and in some cases require) money market funds to impose “liquidity fees” on redemptions, and permit money market funds to impose “gates” restricting redemptions from the funds. Institutional money market funds will be required to have a floating NAV. (U.S. government money market funds are exempt from a number of the new regulations.) There are a number of other changes under the revised regulations that relate to diversification, disclosure, reporting and stress testing requirements. These changes and other proposed amendments to the regulations governing money market funds could significantly affect the money market fund industry generally.

Money Market Risk. An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. A major or unexpected increase in interest rates or a decline in the credit quality of an issuer or entity providing credit support, an inactive trading market for money market instruments, or adverse market, economic, industry, political, regulatory, geopolitical, and other conditions could cause a money market fund’s share price to fall below $1.00. It is possible that a money market fund will issue and redeem shares at $1.00 per share at times when the fair value of the money market fund’s portfolio per share is more or less than $1.00. Recent changes in the regulation of money market funds may affect the operations and structures of such funds. A money market fund may be permitted or required to impose redemption fees or to impose limitations on redemptions during periods of high illiquidity in the markets for the investments held by it. None of State Street Corporation, State Street, State Street Global Advisors, SSGA FM or their affiliates (collectively, the “State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from the State Street Entities.

Mortgage-Related and Other Asset-Backed Securities Risk. Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed-income investments. During periods of falling interest rates, mortgage- and asset-backed securities may be called or prepaid, which may result in the Portfolio having to reinvest proceeds in other investments at a lower interest rate. During periods of rising interest rates, the average life of mortgage- and asset-backed securities may extend, which may lock in a below-market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. Enforcing rights against the underlying assets or collateral may be difficult, and the underlying assets or collateral may be insufficient if the issuer defaults.

Mortgage-Related Pass-Through Certificates Risk. The Portfolio may invest in mortgage-related pass-through certificates, including Government National Mortgage Association Certificates, Federal Home Loan Mortgage Corporation Mortgage Participation Certificates and Federal National Mortgage Association Guaranteed Mortgage Pass-Through Certificates. Mortgage-related pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States.

Rapid Changes in Interest Rates Risk. Rapid changes in interest rates may cause significant requests to redeem Portfolio shares, and possibly cause the Portfolio to sell portfolio securities at a loss to satisfy those requests.

Reinvestment Risk. Income from the Portfolio’s portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio shares.

Repurchase Agreement Risk. A repurchase agreement is an agreement to buy a security from a seller at one price and a simultaneous agreement to sell it back to the original seller at an agreed-upon price, typically representing the purchase price plus interest. Repurchase agreements may be viewed as loans made by the Portfolio which are collateralized by the securities subject to repurchase. The Portfolio’s investment return on such transactions will depend on the counterparty’s willingness and ability to perform its obligations under a repurchase agreement. If the Portfolio’s counterparty should default on its obligations and the Portfolio is delayed or prevented from recovering the collateral, or if the value of the collateral is insufficient, the Portfolio may realize a loss.

The Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio’s cost plus interest. The Portfolio will enter into repurchase agreements only with financial institutions that SSGA FM determines are creditworthy. The Portfolio will not invest more than 5% of its total assets (taken at current market value) in repurchase agreements maturing in more than seven days. Should the counterparty to a repurchase agreement transaction fail financially, the Portfolio may experience (i) delays or prevention in recovering the collateral securing the counterparty’s obligations, or (ii) a loss of rights in such collateral. Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate the Portfolio fully. The Portfolio must take possession of collateral either directly or through a third-party custodian. In most cases repurchase transactions must be collateralized initially at a minimum of 102% of the repurchase price, but in no event less than 100% of the repurchase price. Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below a specified percentage of the repurchase price. The collateral ordinarily consists of cash or United States Government securities in accordance with Rule 2a-7.

Risk of Investment in Other Pools. If the Portfolio invests in another pooled investment vehicle, it is exposed to the risk that the other pool will not perform as expected. The Portfolio is exposed indirectly to all of the risks applicable to an investment in such other pool. In addition, lack of liquidity in the underlying pool could result in its value being more volatile than the underlying portfolio of securities, and may limit the ability of the Portfolio to sell or redeem its interest in the pool at a time or at a price it might consider desirable. The investment policies and limitations of the other pool may not be the same as those of the Portfolio; as a result, the Portfolio may be subject to additional or different risks, or may achieve a reduced investment return, as a result of its investment in another pool. If a pool is an exchange-traded fund or other product traded on a securities exchange or otherwise actively traded, its shares may trade at a premium or discount to their NAV, an effect that might be more pronounced in less liquid markets. The Portfolio bears its proportionate share of the fees and expenses of any pool in which it invests. The Adviser or an affiliate may serve as investment adviser to a pool in which the Portfolio may invest, leading to potential conflicts of interest. For example, the Adviser or its affiliates may receive fees based on the amount of assets invested in the pool. Investment by the Portfolio in the pool may be beneficial to the Adviser or an affiliate in the management of the pool, by helping to achieve economies of scale or enhancing cash flows. Due to this and other factors, the Adviser may have an incentive to invest the Portfolio’s assets in a pool sponsored or managed by the Adviser or its affiliates in lieu of investments by the Portfolio directly in portfolio securities, or may have an incentive to invest in the pool over a pool sponsored or managed by others. Similarly, the Adviser may have an incentive to delay or decide against the sale of interests held by the Portfolio in a pool sponsored or managed by the Adviser or its affiliates. It is possible that other clients of the Adviser or its affiliates will purchase or sell interests in a pool sponsored or managed by the Adviser or its affiliates at prices and at times more favorable than those at which the Portfolio does so.

Section 4(a)(2) Commercial Paper/Rule 144A Securities Risk. The Government Money Market Portfolio may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(a)(2) of the 1933 Act. This commercial paper is commonly called “Section 4(a)(2) paper”. The Portfolio may also invest in securities that may be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act (“Rule 144A securities”).

Section 4(a)(2) paper is sold to institutional investors who must agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(a)(2) paper normally is resold to other institutional investors like the Portfolio through or with the assistance of the issuer or investment dealers that make a market in Section 4(a)(2) paper. As a result it suffers from liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers.

Section 4(a)(2) paper and Rule 144A securities will not be considered illiquid for purposes of the Portfolio’s limitation on illiquid securities if the Adviser (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(a)(2) paper or Rule 144A securities. See Illiquid Securities Risk above for information about the Portfolio’s exposure to illiquid securities.

Significant Exposure to U.S. Government Agencies or Instrumentalities Risk. To the extent the Portfolio focuses its investments in securities issued or guaranteed by U.S. government agencies or instrumentalities, any market movements, regulatory changes or changes in political or economic conditions that affect the U.S. government agencies or instrumentalities in which the Portfolio invests may have a significant impact on the Portfolio’s performance. Events that would adversely affect the market prices of securities issued or guaranteed by one government agency or instrumentality may adversely affect the market price of securities issued or guaranteed by other government agencies or instrumentalities.

Stable Share Price Risk. If the market value of the Portfolio’s investments changes substantially, the Portfolio may not be able to maintain a stable share price of $1.00. This risk typically is higher during periods of rapidly changing interest rates or when issuer credit quality generally is falling, and is made worse when the Portfolio experiences significant redemption requests.

Stripped Securities Risk. The Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). In meeting its responsibility to determine whether it is the beneficial holder of the U.S. government securities underlying such certificates, the Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for U.S. federal income tax and securities law purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations which they represent is so guaranteed.

U.S. Government Securities Risk. U.S. Government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. Government. There is no assurance that the U.S. Government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. Government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least one major rating agency has introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio’s investments.

Variable and Floating Rate Securities Risk. Variable or floating rate securities are debt securities with variable or floating interest rates payments. Variable or floating rate securities bear rates of interest that are adjusted periodically according to formulae intended generally to reflect market rates of interest and allow the Portfolio to participate (determined in accordance with the terms of the securities) in increases in interest rates through upward adjustments of the coupon rates on the securities. However, during periods of increasing interest rates, changes in the coupon rates may lag behind the changes in market rates or may have limits on the maximum increases in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities will typically readjust downward resulting in a lower yield.

When-Issued, TBA and Delayed Delivery Securities Risk. The Portfolio may purchase securities on a when-issued, TBA or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. The prices of the securities so purchased or sold are subject to market fluctuation. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Portfolio’s net asset value. Default by or bankruptcy of a counterparty to a when-issued, TBA or delayed delivery transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools specified in such transaction.

Zero Coupon Securities Risk. Zero-coupon bonds are debt obligations that are generally issued at a discount and payable in full at maturity, and that do not provide for current payments of interest prior to maturity. Zero-coupon bonds usually trade at a deep discount from their face or par values and are subject to greater market value fluctuations from changing interest rates than debt obligations of comparable maturities that make current distributions of interest. When interest rates rise, the values of zero-coupon bonds fall more rapidly than securities paying interest on a current basis, because the Portfolio is unable to reinvest interest payments at the higher rates.

ADDITIONAL INFORMATION ABOUT NON-PRINCIPAL INVESTMENT STRATEGIES AND RISKS

The investments described below reflect the Portfolio’s current practices. In addition to the principal risks described above, other risks are described in some of the descriptions of the investments below:

Conflicts of Interest Risk. An investment in the Portfolio may be subject to a number of actual or potential conflicts of interest. For example, the Adviser or its affiliates provide services to the Portfolio, such as custodial, administrative, bookkeeping, and accounting services, transfer agency and investor servicing, securities brokerage services, and other services for which the Portfolio compensates the Adviser and/or such affiliates. The Portfolio may invest in other pooled investment vehicles sponsored, managed, or otherwise affiliated with the Adviser. There is no assurance that the rates at which the Portfolio pays fees or expenses to the Adviser or its affiliates, or the terms on which it enters into transactions with the Adviser or its affiliates will be the most favorable available in the market generally or as favorable as the rates the Adviser makes available to other clients. Because of its financial interest, the Adviser may have an incentive to enter into transactions or arrangements on behalf of the Portfolio with itself or its affiliates in circumstances where it might not have done so in the absence of that interest.

The Adviser and its affiliates serve as investment adviser to other clients and may make investment decisions that may be different from those that will be made by the Adviser on behalf of the Portfolio. For example, the Adviser may provide asset allocation advice to some clients that may include a recommendation to invest in or redeem from particular issuers while not providing that same recommendation to all clients invested in the same or similar issuers. The Adviser may (subject to applicable law) be simultaneously seeking to purchase (or sell) investments for the Portfolio and to sell (or purchase) the same investment for accounts, funds, or structured products for which it serves as asset manager, or for other clients or affiliates. The Adviser and its affiliates may invest for clients in various securities that are senior, pari passu or junior to, or have interests different from or adverse to, the securities that are owned by the Portfolio. The Adviser or its affiliates, in connection with its other business activities, may acquire material nonpublic confidential information that may restrict the Adviser from purchasing securities or selling securities for itself or its clients (including the Portfolio) or otherwise using such information for the benefit of its clients or itself.

The foregoing does not purport to be a comprehensive list or complete explanation of all potential conflicts of interests which may affect the Portfolio. The Portfolio may encounter circumstances, or enter into transactions, in which conflicts of interest that are not listed or discussed above may arise.

Cybersecurity Risk. With the increased use of technologies such as the Internet and the dependence on computer systems to perform business and operational functions, funds (such as the Portfolio) and its service providers (including the Adviser) may be prone to operational and information security risks resulting from cyber-attacks and/or technological malfunctions. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Portfolio, the Adviser, or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Portfolio or its investors. For instance, cyber-attacks or technical malfunctions may interfere with the processing of investor or other transactions, affect the Portfolio's ability to calculate its NAV, cause the release of private investor information or confidential Portfolio information, impede trading, cause reputational damage, and subject the Portfolio to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. Cyber-attacks or technical malfunctions may render records of Portfolio assets and transactions, investor ownership of Portfolio shares, and other data integral to the functioning of the Portfolio inaccessible or inaccurate or incomplete. The Portfolio may also incur substantial costs for cybersecurity risk management in order to prevent cyber incidents in the future. The Portfolio and its investors could be negatively impacted as a result. While the Adviser has established business continuity plans and systems designed to minimize the risk of cyber-attacks through the use of technology, processes and controls, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified given the evolving nature of this threat. The Portfolio relies on third-party service providers for many of its day-to-day operations, and will be subject to the risk that the protections and protocols implemented by those service providers will be ineffective to protect the Portfolio from cyber-attack. Similar types of cybersecurity risks or technical malfunctions also are present for issuers of securities in which the Portfolio invests, which could result in material adverse consequences for such issuers, and may cause the Portfolio's investment in such securities to lose value.

Portfolio Holdings Disclosure

The Portfolio’s portfolio holdings disclosure policy is described in the Part B.

Item 10. Management, Organization, and Capital Structure

The Portfolio

The Portfolio is a separate, diversified series of the Trust.

The Adviser

SSGA FM serves as the investment adviser to the Portfolio and, subject to the supervision of the Board, is responsible for the investment management of the Portfolio. The Adviser provides an investment management program for the Portfolio and manages the investment of the Portfolio’s assets. The Adviser is a wholly-owned subsidiary of State Street Corporation and is registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser and certain other affiliates of State Street Corporation make up SSGA. SSGA is one of the world's largest institutional money managers and the investment management arm of State Street Corporation. As of June 30, 2016, the Adviser managed approximately $398.23 billion in assets and SSGA managed approximately $2.30 trillion in assets. The Adviser's principal business address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

A discussion regarding the Board's consideration of the Portfolio's Investment Advisory Agreement is available in the Portfolio's Semi-Annual Report to shareholders for the period ended June 30, 2016.

Administrator, Sub-Administrator, Custodian and Transfer Agent

The Adviser serves as administrator of the Portfolio. State Street, a subsidiary of State Street Corporation, serves as sub-administrator, custodian and transfer agent for the Portfolio. The Portfolio pays an annual fee that is accrued daily and payable monthly for the administration, sub-administration, custody and transfer agency services SSGA FM and State Street provide. For its role in providing administrative services to the Portfolio, the Adviser receives a portion of such fee paid by the Portfolio at the annual rate of 0.0075%.

Additional Information

The Trustees of the Trust oversee generally the operations of the Portfolio and the Trust. The Trust enters into contractual arrangements with various parties, including among others the Portfolio’s investment adviser, custodian, transfer agent, and accountants, who provide services to the Portfolio. Investors are not parties to any such contractual arrangements or intended beneficiaries of those contractual arrangements, and those contractual arrangements are not intended to create in any investor any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers.

This Part A provides information concerning the Trust and the Portfolio that you should consider in determining whether to purchase interests of the Portfolio. Neither this Part A, nor the related Part B, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Portfolio and any investor, or to give rise to any rights in any investor or other person other than any rights under federal or state law that may not be waived.

Advisory Fee

As compensation for the Adviser's services to the Portfolio, the Portfolio is obligated to pay a fee of to 0.0175% of its average daily net assets. In addition to any contractual expense limitation for the Portfolio, the Adviser also may voluntarily reduce all or a portion of its fees and/or reimburse expenses for the Portfolio to the extent necessary to avoid negative yield which may vary from time to time for the Portfolio in the Adviser's sole discretion. The Portfolio's investment adviser, SSGA FM, is contractually obligated until July 26, 2017 to waive its management fee and/or to reimburse the Portfolio for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees and/or extraordinary expenses) exceed 0.034% of average daily net assets on an annual basis. This waiver and/or reimbursement may not be terminated prior to July 26, 2017 except with approval of the Portfolio's Board of Trustees.

Capital Stock

Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon exemptions from registration under such laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares of the Trust may be redeemed on any Business Day in accordance with the terms of the Trust’s Master Trust Agreement and the Confidential Offering Memorandum relating to the Portfolio provided to shareholders.

ITEM 11. SHAREHOLDER INFORMATION

There is no minimum investment amount for the Portfolio. Shares of the Portfolio are only offered to, and may only be held by, the Lending Funds in the State Street Securities Lending Program and may, on a case-by-case basis be offered to and held by Third-Party Lending Funds in Third-Party Securities Lending Programs. Shares of the Government Money Market Portfolio are available for purchase each day on which the Federal Reserve Bank of Boston and State Street are open for business (a “Business Day”). Purchases are effected on behalf of a Client Lending Fund by State Street, or, to the extent applicable, a third-party lending agent, in its capacity as securities lending agent for the Third Party Lending Fund. All Shares of the Portfolio are purchased at the NAV per share of the Portfolio next determined after the purchase is communicated to the Trust’s transfer agent and determined to be in good order. Shares of the Portfolio may be redeemed on each Business Day at the NAV per share of the Portfolio next determined after the redemption is communicated to the Trust’s transfer agent. Redemptions are effected on behalf of a Client Lending Fund by State Street, or, to the extent applicable, a third-party lending agent, in its capacity as securities lending agent for the Third Party Lending Fund. The Portfolio observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

The NAV per share of the Government Money Market Portfolio for a Business Day is determined by dividing the net asset value of the Government Money Market Portfolio on such Business Day, calculated typically by using the amortized cost method of valuation, by the number of issued and outstanding shares on that Business Day. The amortized cost valuation method initially prices an instrument at its cost and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.

The NAV per share of the Government Money Market Portfolio is determined at 5:00 p.m. Eastern time on each Business Day. For so long as the Government Money Market Portfolio may use the amortized cost method of valuing securities held by the Portfolio, it expects to maintain a NAV per share of $1.00. There is no guarantee that the Government Money Market Portfolio will maintain a stable NAV per share of $1.00.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity which applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number, which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

Dividends and Distributions

Dividends on shares of the Portfolio will be declared and paid daily from the Government Money Market Portfolio’s net investment income. Distributions of net short- and long-term capital gains, if any, will be made at least annually. Dividends will be processed pursuant to the securities lending authorization agreement between the Lending Fund and State Street, or, to the extent applicable, as otherwise directed by a Third Party Lending Fund. Generally, distributions will be declared and paid in December, if required, for the Government Money Market Portfolio to avoid imposition of a federal excise tax on undistributed capital gains. The Government Money Market Portfolio does not expect to realize any significant long-term capital gains or losses.

A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

Frequent Purchases and Redemptions of Portfolio Shares

The Board has not adopted market timing policies and procedures. The Board has evaluated the risks of market timing activities by the Portfolio’s shareholders and has determined that due to the (i) Government Money Market Portfolio’s use of the amortized cost methodology of maintaining the NAV at $1.00 each day, (ii) nature of the Portfolio’s portfolio holdings, (iii) nature of the Portfolio’s shareholders, (iv) inability of the Portfolio’s shareholders to exchange into other mutual funds, and (v) inability of the Portfolio’s shareholders to direct transactions because cash moves in and out of the Portfolio as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolio’s shareholders or (b) any attempts to market time the Portfolio by shareholders would result in a negative impact to the Portfolio or its shareholders.

U.S Federal Income Tax Status

The following discussion is a summary of some important U.S. federal income tax considerations generally applicable to an investment in the Portfolio. Your investment in the Portfolio may have other tax implications. Please consult your tax advisor about federal, state, local, foreign or other tax laws applicable to you.

The Portfolio has elected to be treated as a “regulated investment company” under Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”) and intends each year to qualify and to be eligible to be treated as such. A regulated investment company generally is not subject to tax at the corporate level on income and gains that are timely distributed to shareholders. In order to qualify and be eligible for treatment as a regulated investment company, the Government Money Market Portfolio must, among other things, satisfy diversification, qualifying income and distribution requirements. The Government Money Market Portfolio’s failure to qualify as a regulated investment company would result in fund level taxation and, consequently, a reduction in income available for distribution to shareholders.

If the Portfolio fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or for the one-year period ending November 30 or December 31 if the Portfolio is eligible to elect and so elects), plus any retained amount from the prior year, the Portfolio will be subject to a nondeductible 4% excise tax on the undistributed amounts. A dividend paid to shareholders by the Portfolio in January of a year is generally deemed to have been paid by the Portfolio on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Portfolio intends generally to make distributions sufficient to avoid imposition of the 4% excise tax although there can be no assurance it will do so. In addition, if the Portfolio were to qualify as a “personal holding company,” it may have to comply with additional requirements with respect to its distributions to shareholders in order to avoid the fund-level tax under the personal holding company rules.

For U.S. federal income tax purposes, distributions of investment income generally are taxable to you as ordinary income. Taxes on distributions of capital gains generally are determined by how long the Portfolio owned the investments that generated them, rather than how long you have owned your shares. Distributions are taxable to you even if they are paid from income or gains earned by the Portfolio before your investment (and thus were included in the price you paid for your shares). Distributions may also be subject to state, local or foreign taxes and are taxable whether you receive them in cash or reinvest them in additional shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) from the sale of investments that the Portfolio owned for more than one year that are properly reported by the Portfolio as capital gain dividends generally will be treated as long-term capital gain includible in your net capital gain and taxed to individuals at reduced rates. Distributions of gains from investments that the Portfolio owned for one year or less generally will be taxable to you as ordinary income. The Portfolio does not expect to realize any significant long-term capital gains or losses.

Gain, if any, resulting from the redemption of Portfolio shares generally will also be taxable to you as either short-term or long-term capital gain, depending upon how long you held such Portfolio shares, except that, where the Portfolio is not a “publicly offered” regulated investment company (as described below), in certain circumstances it is possible that the proceeds of a redemption of Portfolio shares may be taxable as dividend income or a return of capital.

The Portfolio will be considered a “publicly offered” regulated investment company if its shares are continuously offered pursuant to a public offering, its shares are regularly traded on an established securities exchange, or it has at least 500 shareholders at all times during a taxable year. Because shares of the Portfolio are not so registered or traded, and the Portfolio is not expected to have at least 500 shareholders at all times during the taxable year, a portion or all the proceeds of redemptions of Portfolio shares may be treated as dividends. If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a distribution under Section 301 of the Code (a “Section 301 distribution”) unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder by satisfying certain numerical tests relating to the reduction in the redeeming shareholder’s percentage interest, and percentage voting interest, in the Portfolio, or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code. A Section 301 distribution is not treated as a sale or exchange giving rise to a capital gain or loss, but rather is treated as a dividend to the extent supported by the Portfolio’s current and accumulated earnings and profits, with the excess treated as a return of capital reducing the shareholder’s tax basis in Portfolio shares, and thereafter as capital gain.

In addition, if the Portfolio is not considered publicly offered, certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Portfolio. Very generally, expenses that are deemed distributed by the Portfolio include those paid or incurred during a calendar year that are deductible in determining the Portfolio’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its advisory fee, but excluding those expenses incurred by virtue of the Portfolio’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses). Shareholders of the Portfolio that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Direct or indirect shareholders of the Portfolio who are taxable as individuals can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross income from all sources. The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, lowering the Portfolio’s effective yield with respect to such a shareholder.

A 3.8% Medicare contribution tax is imposed on the “net investment income” of individuals, estates and trusts to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by a fund, including any capital gain dividends, and net gains recognized on the redemption of shares of a fund.

The Portfolio’s income from or the proceeds of dispositions of its investments in non-U.S. assets may be subject to non-U.S. withholding or other taxes, which will reduce the yield on those investments. Shareholders generally will not be entitled separately to claim a credit or deduction with respect to foreign taxes incurred by the Portfolio. If shareholders are not entitled to claim such a credit or deduction, the Portfolio’s taxable income will be reduced by the foreign taxes paid or withheld. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Portfolio through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Portfolio, if any.

Certain of the Portfolio’s investment practices, including derivative transactions and investments in debt obligations issued or purchased at a discount, will be subject to special and complex U.S. federal income tax provisions. These special rules may affect the timing, character, and/or amount of the Portfolio’s distributions, and may require the Portfolio to liquidate its investments at a time when it is not advantageous to do so.

If you are not a U.S. person, dividends paid by the Portfolio that the Portfolio properly reports as capital gain dividends, short-term capital gain dividends, or interest-related dividends are not subject to withholding of U.S. federal income tax, provided that certain other requirements are met. The Portfolio is permitted, but is not required, to report any part of its dividends as are eligible for such treatment. The Portfolio’s dividends other than those the Portfolio so reports as capital gain dividends, short-term capital gain dividends, or interest-related dividends generally will be subject to a U.S. withholding tax at the 30% rate (or lower applicable treaty rate).

The U.S. Treasury and IRS generally require the Portfolio to obtain information sufficient to identify the status of each shareholder under sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “Foreign Account Tax Compliance Act”).

Cost Basis Reporting. U.S. Treasury regulations mandate cost basis reporting to shareholders and the IRS for redemptions of Portfolio shares. With respect to shares acquired and held directly through the Portfolio and not through a financial intermediary, the Portfolio will use a default average cost basis methodology for tracking and reporting cost basis on Portfolio shares, unless another cost basis reporting methodology is requested in writing.

Item 12. Distribution Arrangements

Shares of the Portfolio are being offered primarily to Client Lending Funds in connection with the State Street Securities Lending Program. However, from time to time, on a case-by-case basis, State Street may offer shares of the Portfolio to institutional investors that participate in Third-Party Securities Lending Program(s) administered by a third-party lending agent. Shares of the Portfolio are sold in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolio are not subject to fees permitted pursuant to Rule 12b-1 under the 1940 Act.

PART B

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

State Street Navigator Securities Lending Government Money Market Portfolio
(formerly, State Street Navigator Securities Lending Prime Portfolio)

State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111
(617) 664-7037

October 5, 2016

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

State Street Navigator Securities Lending Trust (the “Trust”) is a registered open-end management investment company organized as a Massachusetts business trust offering shares of beneficial interest in separate investment portfolios. Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and is subject to the procedural and substantive requirements of the 1940 Act.

This Part B of the Registration Statement (the “Part B”) relates to the information contained in Part A of the Trust’s Registration Statement dated October 5, 2016 as further amended from time to time thereafter for the State Street Navigator Securities Lending Government Money Market Portfolio (formerly, State Street Navigator Securities Lending Prime Portfolio) (the “Government Money Market Portfolio” or the “Portfolio”).

This Part B is not a Prospectus and should be read in conjunction with the Part A and the Confidential Offering Memorandum relating to the Portfolio, which may be obtained by telephoning or writing the Trust at the number or address shown above.

The Portfolio's audited financial statements for the fiscal year ended December 31, 2015, including the independent registered public accounting firm’s report thereon, are included in the Trust’s Annual Report to Shareholders, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2016, and are incorporated into this Part B by reference. Additionally, the unaudited financial statements for the period ended June 30, 2016 for the Portfolio are included in the Trust’s Semi-Annual Report to Shareholders, which was filed with the SEC on September 2, 2016, and are incorporated into this Part B by reference. A copy of the Annual Report and Semi-Annual Report are available, without charge, upon request, by calling (collect calls are accepted) the number shown above.

TABLE OF CONTENTS

Page

Trust History	B-3
Description of the Portfolio and its Investments and Risks	B-3
Management of the Trust	B-11
Control Persons and Principal Holders of Securities	B-24
Investment Advisory and Other Services	B-25
Portfolio Managers	B-26
Brokerage Allocation and Other Practices	B-26
Capital Stock and Other Securities	B-27
Purchase, Redemption and Pricing of Shares	B-28
Taxation	B-29
Underwriters	B-41
Calculation of Performance Data	B-41
Financial Statements	B-41
Appendix A - Ratings of Debt Instruments	Appendix A-1
Appendix B - Trust Proxy Voting Policy and Procedures	Appendix B-1
Appendix C - Adviser’s Proxy Voting Policy	Appendix C-1

ITEM 15. TRUST HISTORY

The Trust was organized as a Massachusetts business trust on June 15, 1995. Effective October 5, 2016, State Street Navigator Securities Lending Prime Portfolio was renamed State Street Navigator Securities Lending Government Money Market Portfolio.

ITEM 16. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

The Portfolio is an open-end, diversified, management investment company. The Portfolio’s Part A contains information about the investment objective and policies of the Portfolio. This Part B should only be read in conjunction with the Part A of the Portfolio. In addition to the principal investment strategies and the principal risks of the Portfolio described in Part A, the Portfolio may employ other investment practices and may be subject to additional risks, which are described below.

ADDITIONAL INVESTMENTS AND RISKS

To the extent consistent with its investment objective and restrictions, the Portfolio may invest in the following instruments and use the following techniques, and is subject to the following additional risks.

Cash Reserves

The Portfolio may hold portions of its assets in short-term debt instruments with remaining maturities of 397 days or less pending investment or to meet anticipated redemptions and day-to-day operating expenses. Short-term debt instruments consist of: (i) short-term obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions; (ii) other short-term debt securities rated at the time of purchase Aa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or AA or higher by S&P or, if unrated, of comparable quality in the opinion of SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”); (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers’ acceptances; and (v) repurchase agreements. At the time the Portfolio invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer’s parent must have outstanding debt rated Aa or higher by Moody’s or AA or higher by S&P or outstanding commercial paper or bank obligations rated Prime-1 by Moody’s or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Adviser. See Appendix A for more information on the ratings of debt instruments.

Custodial Risk

There are risks involved in dealing with the custodians or brokers who hold the Portfolio’s investments or settle the Portfolio’s trades. It is possible that, in the event of the insolvency or bankruptcy of a custodian or broker, the Portfolio would be delayed or prevented from recovering its assets from the custodian or broker, or its estate, and may have only a general unsecured claim against the custodian or broker for those assets. In recent insolvencies of brokers or other financial institutions, the ability of certain customers to recover their assets from the insolvent’s estate has been delayed, limited, or prevented, often unpredictably, and there is no assurance that any assets held by the Portfolio with a custodian or broker will be readily recoverable by the Portfolio. In addition, there may be limited recourse against non-U.S. sub-custodians in those situations in which the Portfolio invests in markets where custodial and/or settlement systems and regulations are not fully developed, including emerging markets, and the assets of the Portfolio have been entrusted to such sub-custodians. SSGA FM or an affiliate may serve as the custodian of the Portfolio.

Eurodollar Certificates of Deposit (“ECDs”), Eurodollar Time Deposits (“ETDs”) and Yankee Certificates of Deposit (“YCDs”)

The Portfolio may invest in ECDs, ETDs and YCDs. ECDs and ETDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar-denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding or other tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

Government Mortgage-Related Securities

Government National Mortgage Association (“GNMA”) (also known as Ginnie Mae) is the principal federal government guarantor of mortgage-related securities. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-related securities. GNMA pass-through securities are considered to have a relatively low risk of default in that (1) the underlying mortgage loan portfolio is comprised entirely of government-backed loans and (2) the timely payment of both principal and interest on the securities is guaranteed by the full faith and credit of the U.S. Government, regardless of whether they have been collected. GNMA pass-through securities are, however, subject to the same interest rate risk as comparable privately issued mortgage-related securities. Therefore, the effective maturity and market value of a fund’s GNMA securities can be expected to fluctuate in response to changes in interest rate levels.

Residential mortgage loans are also pooled by the Federal Home Loan Mortgage Corporation (“FHLMC”) (also known as Freddie Mac), a corporate instrumentality of the U.S. Government. The mortgage loans in FHLMC’s portfolio are not government backed; FHLMC, not the U.S. Government, guarantees the timely payment of interest and ultimate collection of principal on FHLMC securities. FHLMC also issues guaranteed mortgage certificates, on which it guarantees semiannual interest payments and a specified minimum annual payment of principal.

Federal National Mortgage Association (“FNMA”) (also known as Fannie Mae) is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases residential mortgages from a list of approved seller/servicers, which include savings and loan associations, savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest only by FNMA, not the U.S. Government.

Interest Rate Environment Risk

In the wake of the financial crisis that began in 2007, the Federal Reserve System attempted to stabilize the U.S. economy and support the U.S. economic recovery by keeping the federal funds rate at or near zero percent. In addition, the Federal Reserve has purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities on the open market (the “quantitative easing program”). As a result, the United States is experiencing historically low interest rate levels. A low interest rate environment may have an adverse impact on the Portfolio’s ability to provide a positive yield to its shareholders and pay expenses out of Portfolio assets because of the low yields from the Portfolio’s portfolio investments.

However, continued economic recovery and the cessation of the quantitative easing program increase the risk that interest rates will rise in the near future and that the Portfolio will face a heightened level of interest rate risk. Federal Reserve policy changes may expose fixed-income and related markets to heightened volatility and may reduce liquidity for certain Portfolio investments, which could cause the value of the Portfolio’s investments and the Portfolio’s share price to decline or create difficulties for the Portfolio in disposing of investments. A fund that invests in derivatives tied to fixed-income markets it may be more substantially exposed to these risks than a fund that does not invest in derivatives. The Portfolio could also be forced to liquidate its investments at disadvantageous times or prices, thereby adversely affecting the Portfolio. To the extent the Portfolio experiences high redemptions because of these policy changes, the Portfolio may experience increased portfolio turnover, which will increase the costs that the Portfolio incurs and lower the Portfolio’s performance.

Market Disruption and Geopolitical Risk

The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters and systemic market dislocations may be highly disruptive to economies and markets. Those events as well as other changes in non-U.S. and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. Given the increasing interdependence between global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the U.S. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio’s investments.

Securities markets may be susceptible to market manipulation (e.g., the potential manipulation of the London Interbank Offered Rate (LIBOR)) or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of the Portfolio.

Recent political activity in the U.S. has increased the risk that the U.S. could default on some or any of its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Portfolio’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of the Portfolio investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets.

To the extent the Portfolio has focused its investments in the stock market index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Portfolio.

Mortgage-Related Securities

The Portfolio may invest in mortgage-related securities. Mortgage-related securities represent an interest in a pool of, or are secured by, mortgage loans. Mortgage-related securities may be issued or guaranteed by (i) US Government agencies or instrumentalities such as GNMA, FNMA and FHLMC or (ii) other issuers, including private companies.

Many mortgage-related securities provide regular payments which consist of interest and, in most cases, principal. In contrast, other forms of debt securities normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. In effect, payments on many mortgage-related securities are a “pass-through” of the payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities.

Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will typically result in early payment of the applicable mortgage-related securities. The occurrence of mortgage prepayments is affected by a variety of factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-related securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-related securities.

Because of the possibility of prepayments (and due to scheduled repayments of principal), mortgage-related securities are less effective than other types of securities as a means of “locking in” attractive long-term interest rates. Prepayments would have to be reinvested at lower rates. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Prepayments may also significantly shorten the effective maturities of these securities, especially during periods of declining interest rates. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of the Portfolios.

Collateralized mortgage obligations (“CMOs”) may be issued by a U.S. Government agency or instrumentality or by a private issuer. CMOs are typically structured with classes or series that have different maturities and are generally retired in sequence. Each class of obligations receives periodic interest payments according to its terms. However, monthly principal payments and any prepayments from the collateral pool are generally paid first to the holders of the most senior class. Thereafter, payments of principal are generally allocated to the next most senior class of obligations until that class of obligations has been fully repaid. Any or all classes of obligations of a CMO may be paid off sooner than expected because of an increase in the payoff speed of the pool. Changes in prepayment rates may have significant effects on the values and the volatility of the various classes and series of a CMO. Payment of interest or principal on some classes or series of a CMO may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages.

Stripped mortgage-related securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The yield to maturity on an interest only or “IO” class of stripped mortgage-related securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. A rapid rate of principal prepayments may have a measurable adverse effect on a Portfolio’s yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, a Portfolio may fail to recoup fully, or at all, its initial investment in these securities. Conversely, principal only securities or “POs” tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-related securities may be more volatile and less liquid than that for other mortgage-related securities, potentially limiting a Portfolio’s ability to buy or sell those securities at any particular time.

Purchase of Other Investment Company Shares

The Portfolio may, to the extent permitted under the 1940 Act and exemptive rules and orders thereunder, invest in shares of other investment companies, which include funds managed by SSGA FM, which invest exclusively in money market instruments or in investment companies with investment policies and objectives which are substantially similar to the Portfolio’s. These investments may be made temporarily, for example, to invest uncommitted cash balances or, in limited circumstances, to assist in meeting investor redemptions.

Repurchase Agreements

The Portfolio may enter into repurchase agreements with banks and other financial institutions, such as broker-dealers. Under a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities at the Portfolio’s original purchase price plus interest within a specified time (normally one business day). The Portfolio will limit repurchase transactions to those member banks of the Federal Reserve System and broker-dealers whose creditworthiness the Adviser considers satisfactory. Should the counterparty to a transaction fail financially, the Portfolio may encounter delay and incur costs before being able to sell the securities, or may be prevented from realizing on the securities. Further, the amount realized upon the sale of the securities may be less than that necessary to fully compensate the Portfolio.

Reverse Repurchase Agreements

The Portfolio may enter into reverse repurchase agreements under the circumstances described in “Investment Restrictions.” Under a reverse repurchase agreement, the Portfolio sells portfolio securities to a financial institution in return for cash in an amount equal to a percentage of the portfolio securities’ market value and agrees to repurchase the securities at a future date at a prescribed repurchase price equal to the amount of cash originally received plus interest on such amount. The Portfolio retains the right to receive interest and principal payments with respect to the securities while it is in the possession of the securities. Reverse repurchase agreements may create investment leverage and involve the risk that the market value of securities sold by the Portfolio may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements also involve a risk of default by the counterparty, which may adversely affect the Portfolio’s ability to reacquire the underlying securities.

Temporary Defensive Positions

From time to time, the Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions. Temporary defensive positions may be taken, for example, to preserve capital or if the Portfolio is unable to pursue its investment strategies or acquire the types of securities in which it normally invests. Temporary defensive positions will be in high-quality fixed income securities, cash or cash equivalents. These positions include, but are not limited to: (1) obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities; (2) commercial paper, bank certificates of deposit, bankers’ acceptances and time deposits; (3) repurchase agreements; or (4) uninvested cash, some or all of which may be held in a non-interest bearing demand deposit account at the Portfolio’s affiliated custodian. The Adviser has discretion in determining: (i) whether taking a temporary defensive position is appropriate for the Portfolio at a particular time, and (ii) the types of instruments that the Portfolio will hold in taking a temporary defensive position.

When taking a temporary defensive position, the Portfolio may not achieve its investment objective.

U.S. Government Securities

The Portfolio may purchase U.S. Government securities. The types of U.S. Government obligations in which the Portfolio may at times invest include: (1) U.S. Treasury obligations and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government agency or instrumentality, or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to U.S. Government securities it is not obligated to support.

The Portfolio may purchase U.S. Government obligations on a forward commitment basis.

Treasury Inflation-Protected Securities

The Portfolio may invest in Inflation-Protection Securities (“IPSs”), a type of inflation-indexed Treasury security. IPSs typically provide for semiannual payments of interest and a payment of principal at maturity. In general, each payment will be adjusted to take into account any inflation or deflation that occurs between the issue date of the security and the payment date based on the Consumer Price Index for All Urban Consumers.

Each semiannual payment of interest will be determined by multiplying a single fixed rate of interest by the inflation-adjusted principal amount of the security for the date of the interest payment. Thus, although the interest rate will be fixed, the amount of each interest payment will vary with changes in the principal of the security as adjusted for inflation and deflation.

IPSs also provide for an additional payment (a “minimum guarantee payment”) at maturity if the security’s inflation-adjusted principal amount for the maturity date is less than the security’s principal amount at issuance. The amount of the additional payment will equal the excess of the security’s principal amount at issuance over the security’s inflation-adjusted principal amount for the maturity date.

U.S. Government Securities

The Portfolio may purchase U.S. Government securities. The types of U.S. Government obligations in which the Portfolio may at times invest include: (1) U.S. Treasury obligations and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities which are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government agency or instrumentality, or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Federal Housing Administration, Federal Farm Credit Bank, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Development Bank, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to U.S. Government securities it is not obligated to support.

The Portfolio may purchase U.S. Government obligations on a forward commitment basis.

Variable Amount Master Demand Notes

The Portfolio may invest in variable amount master demand notes which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed formula. Generally, changes in interest rates will have a smaller effect on the market value of these securities than on the market value of comparable fixed income obligations. Thus, investing in these securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. There may be no active secondary market with respect to a particular variable rate instrument.

Variable and Floating Rate Securities

The Portfolio may invest in variable and floating rate securities. Variable rate securities are instruments issued or guaranteed by entities such as (1) U.S. Government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies or (5) trusts that have a rate of interest subject to adjustment at regular intervals. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed income obligations. Thus, investing in variable and floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities. Variable rate obligations will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

When-Issued Securities

The Portfolio may purchase securities on a when-issued basis. Delivery of and payment for these securities may take place as long as a month or more after the date of the purchase commitment. The value of these securities is subject to market fluctuation during this period, and no income accrues to the Portfolio until settlement takes place. The Portfolio segregates liquid securities in an amount at least equal to these commitments. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. When entering into a when-issued transaction, the Portfolio will rely on the other party to consummate the transaction; if the other party fails to do so, the Portfolio may be disadvantaged. The Portfolio will not invest more than 25% of its respective net assets in when-issued securities.

Securities purchased on a when-issued basis and held by the Portfolio are subject to changes in market value based upon actual or perceived changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates — i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise. Therefore, if, in order to achieve higher interest income, the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value (“NAV”).

Zero Coupon Securities

The Portfolio may invest in zero coupon securities. Zero coupon securities are notes, bonds and debentures that: (1) do not pay current interest and are issued at a substantial discount from par value; (2) have been stripped of their unmatured interest coupons and receipts; or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Generally, changes in interest rates will have a greater impact on the market value of a zero coupon security than on the market value of the comparable securities that pay interest periodically during the life of the instrument. The Portfolio will not receive cash payments on a current basis from the issuer in respect of accrued original issue discount (“OID”), but investors will be required to accrue OID for U.S. federal income tax purposes. An investor intending to qualify as a “regulated investment company” (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) , such investor may be required to redeem a portion of its interest in the Portfolio in order to obtain sufficient cash to make the requisite distributions to maintain its qualification for treatment as a RIC. The Portfolio in turn may be required to sell investments in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

The Portfolio may invest no more than 25% of their respective total assets in stripped securities that have been stripped by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on U.S. Treasury obligations which they represent is so guaranteed.

Fundamental Investment Restrictions

The Trust has adopted the following fundamental investment policies with respect to the Portfolio, which may not be changed without the affirmative vote of a “majority of the outstanding voting securities” of the shareholders of the Portfolio. A “majority of the outstanding voting securities” is defined in the 1940 Act to mean the affirmative vote of the lesser of: (1) more than 50% of the outstanding shares of a portfolio; and (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy. The Portfolio may not:

1.	Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.
2.	Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio’s total assets.
3.	Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.
4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.
5.	Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.

6.	With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities and shares of investment companies), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.
7.	Purchase or sell real estate or real estate mortgage loans; provided, however, that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.
8.	Invest in commodities, except that the Portfolio may purchase and sell financial futures contracts and options thereon.

The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit (other than any investment limitation described herein), in bankers’ acceptances, certificates of deposit, time deposits and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks . The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio's assets in such industry.

If concentration in an industry (other than as contemplated by Investment Restriction No. 5) occurs as a result of changes in the market value of securities held by the Portfolio (including as a result of reductions in the net assets of the Portfolio in connection with the redemptions of shares of the Portfolio), future purchases of securities will be made in a manner that does not increase such concentration and, over time, can be expected to eliminate such concentration.

The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board without the approval of shareholders.

Disclosure of Portfolio Holdings

The Trust’s Policies on Disclosure of Portfolio Holdings (“Disclosure Policy”) are intended to ensure compliance by the Trust’s service providers and the Trust with (1) applicable regulations of the federal securities laws, including the 1940 Act, and the Investment Advisers Act of 1940 and (2) general principles of fiduciary duty relating to client accounts. The Board of Trustees of the Trust must approve all material amendments to this policy and may amend this policy from time to time.

The Trust may disclose the securities holdings of the Portfolio on a daily basis to shareholders and to investors eligible to invest in the Portfolio, provided that those investors are a party to a currently effective securities lending agency agreement with State Street (“Eligible Investors”). Information regarding holdings of the Portfolio and other online reports are available electronically on a daily basis to shareholders of the Trust and Eligible Investors with a one-day lag through State Street’s web portal, www.my.statestreet.com. The Trust may also disclose holdings of the Portfolio (i) to the extent required by law, (ii) to the Trust’s service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust’s investment adviser, custodian, fund accountant, administrator, independent public accountants, attorneys, and each of their respective affiliates and advisers, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading.

Notwithstanding anything contained herein to the contrary, the Board of Trustees of the Trust and fund management may, on a case-by-case basis, impose restrictions on the disclosure of portfolio holdings information including without limitation, suspension or cessation of disclosure of holdings information of the Trust or the Portfolio.

Waivers of Restrictions

These Disclosure Policies may not be waived, or exceptions made, without the written consent of an officer of the Trust. No waiver or exception may be granted unless the person or entity benefiting thereby agrees in writing to maintain the confidentiality of information disclosed and to use such information solely in connection with its decisions relating to participation in a Securities Lending Program. All waivers and exceptions involving the Trust will be disclosed to the Board no later than its next regularly scheduled quarterly meeting.

ITEM 17. MANAGEMENT OF THE TRUST

The Trustees are responsible for generally overseeing the Trust’s business. Except for Messrs. Bonn, Sullivan and Tufano, the Trustees listed below are also Trustees of the SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust and their respective series. Except for Messrs. Bonn, Holland, Sullivan, Taber and Tufano, the Trustees listed below are also Trustees of Elfun Diversified Fund, Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun International Equity Fund and Elfun Trusts (collectively, the “Elfun Funds”). The following table provides information with respect to each Trustee, including those Trustees who are not considered to be “interested” as that term is defined in the 1940 Act (the “Independent Trustees”), and each officer of the Trust.

NAME, ADDRESS AND DATE OF BIRTH	POSITION HELD WITH THE TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE FOR THE PAST FIVE YEARS
Independent Trustees
Michael F. Holland c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1944	Trustee and Co-Chairman of the Board	Term: Indefinite Elected: 7/16	Chairman, Holland & Company L.L.C. (investment adviser) (1995- present).	69	Director, the Holland Series Fund, Inc.; Director, The China Fund, Inc.; Director, The Taiwan Fund, Inc.; Director, Reaves Utility Income Fund, Inc.; and Director, Blackstone/GSO Loan Funds.
Patrick J. Riley c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1948	Trustee and Co-Chairman of the Board	Term: Indefinite Elected: 7/16	2002 to May 2010, Associate Justice of the Superior Court, Commonwealth of Massachusetts; 1985 to 2002, Partner, Riley, Burke & Donahue, L.L.P. (law firm); 1998 to Present, Independent Director, State Street Global Advisers Ireland, Ltd. (investment company); 1998 to Present, Independent Director, SSGA Liquidity plc (formerly, SSGA Cash Management Fund plc); January 2009 to Present, Independent Director, SSGA Fixed Income plc; and January 2009 to Present, Independent Director, SSGA Qualified Funds PLC.	75	Board Director and Chairman, SPDR Europe 1PLC Board (2011-Present); Board Director and Chairman, SPDR Europe II, PLC (2013-Present).

William L. Boyan c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1937	Trustee	Term: Indefinite Elected: 7/16	President and Chief Operations Officer, John Hancock Financial Services (1959 – 1999). Mr. Boyan retired in 1999. Chairman Emeritus, Children’s Hospital, Boston, MA (1984 – 2011); Former Trustee of Old Mutual South Africa Master Trust (investments) (1995 – 2008); Former Chairman, Boston Plan For Excellence, Boston Public Schools (1995 – 2010); Member of Advisory Board of Florida Atlantic University Lifelong Learning Society.	75	Former Trustee of Old Mutual South Africa Master Trust.
Michael A. Jessee c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1946	Trustee	Term: Indefinite Elected: 2/96	Retired; formerly, President and Chief Executive Officer of the Federal Home Loan Bank of Boston (1989 – 2009).	75	Trustee, Randolph-Macon College (2004 – present).
William L. Marshall c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1942	Trustee	Term: Indefinite Elected: 7/16	April 2011 to Present, Chairman (until April 2011, Chief Executive Officer and President), Wm. L. Marshall Associates, Inc., Wm. L. Marshall Companies, Inc. and the Marshall Financial Group, Inc. (a registered investment adviser and provider of financial and related consulting services); Certified Financial Planner; Member, Financial Planners Association; 2015 to present, Board Member, The Doylestown Health Foundation Board.	75	Director, Marshall Financial Group, Inc.

Richard D. Shirk c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1945	Trustee	Term: Indefinite Elected: 7/16
March 2001 to April 2002, Chairman (1996 to March 2001, President and Chief Executive Officer), Cerulean Companies, Inc. (holding company) (Retired); 1992 to March 2001, President and Chief Executive Officer, Blue Cross Blue Shield of Georgia (health insurer, managed healthcare); 1998 to December 2008, Chairman, Board Member and December 2008 to Present, Investment Committee Member, Healthcare Georgia Foundation (private foundation); September 2002 to 2012, Lead Director and Board Member, Amerigroup Corp. (managed health care); 1999 to 2013: Board Member and (since 2001) Investment Committee Member, Woodruff Arts Center; and 2003 to 2009, Trustee, Gettysburg College.
75
Board member, AeroCare Holdings (privately held healthcare services company) (February 2003-Present); Board member, Regenesis Biomedical (health care services) (April 2012-present); Chairman (January 2014-present).

Rina K. Spence c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1948	Trustee	Term: Indefinite Elected: 7/16	President of SpenceCare International LLC (international healthcare consulting) (1999 – present); Chief Executive Officer, IEmily.com (health internet company) (2000 – 2001); Chief Executive Officer of Consensus Pharmaceutical, Inc. (1998 – 1999); Founder, President and Chief Executive Officer of Spence Center for Women’s Health (1994 – 1998); President and CEO Emerson Hospital (1984 – 1994); Trustee, Eastern Enterprise (utilities) (1988 – 2000); Director, Berkshire Life Insurance Company of America (1993 – 2009); Honorary Consul for Monaco in Boston (2015-present).	75
George J. Sullivan, Jr. c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1942	Trustee	Term: Indefinite Elected: 2/96	Retired since January 2011; previously, President, Newfound Consultants Inc., a financial consulting firm (1997 – January 2011).	7
Trustee, director of various registered investment companies with multiple portfolios, advised and /or administered by SEI Corporation; Member of the Board of Governors of the Independent Directors Council; Member of the Independent Review Committee for SEI’s Canadian-registered mutual funds.

Bruce D. Taber c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1943	Trustee	Term: Indefinite Elected: 7/16	1999 to Present, Partner, Zenergy LLC (a technology company providing Computer Modeling and System Analysis to the General Electric Power Generation Division); Until December 2008, Independent Director, SSGA Cash Management Fund plc; Until December 2008, Independent Director, State Street Global Advisers Ireland, Ltd. (investment companies); and Until August 1994, President, Alonzo B. Reed, Inc., (a Boston architect-engineering firm).	69
Peter Tufano c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1957	Trustee	Term: Indefinite Elected: 2/96	Dean, University of Oxford’s Said Business School (2011– present); Sylvan C. Coleman Senior Associate Dean and Professor of Financial Management at Harvard Business School (1989 – 2011).	7	Trustee, GMO Funds.
Douglas T. Williams c/o State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 YOB: 1940	Trustee	Term: Indefinite Elected: 7/16	President, Oakmont Homeowners Association; President, Mariner Sands Chapel; Executive Vice President and member of Executive Committee, Chase Manhattan Bank (1987 -1999); President, Boston Stock Exchange Depository Trust Company, 1981-1982; Treasurer, Nantucket Educational Trust, (2002-2007).	75

Interested Trustees
Nicholas Bonn(1) State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 YOB: 1961	Trustee	Term: Indefinite Elected: 2/12	Head of the Securities Finance division of State Street (2010 – 2013); Head of Portfolio Solutions for State Street Global Markets (1992 – 2008) and (2012 – present); Global head of sales for State Street Global Markets and Securities Finance (2009 – 2010); Head of Sales for State Street’s combined trading and lending businesses (2009 – 2010); Managing Director of State Street’s equity trading and transition management business (1992 – 2008).	7
President, Chief Executive Officer and Chairman of the Board of State Street Global Markets, LLC (2003-present);
Board Member of Northeastern University’s College of Business (2003-present);
Board Member of the Securities Industry and Financial Markets Association (SIFMA) Institutional Brokerage Committee (2011-present);
Board Member of ABA Securities Association (ABASA) (2014-present);
Board Member of Elkins McSherry, LLC (2001-present);
Board Member of State Street Global Markets International Ltd (2003-2014);
Board Member of State Street New Hampshire (2011- 2013).

James E. Ross(2) SSGA Funds Management, Inc. One Lincoln Street Boston, MA 02111 YOB: 1965	Trustee	Term: Indefinite Elected: 7/16	Chairman and Director, SSGA Funds Management, Inc. (2012 – present); President, SSGA Funds Management, Inc. (2005 – 2012); Executive Vice President, State Street Global Advisors (2014 – present); and Senior Managing Director, State Street Global Advisors (2006 – 2013).	306

(1)	Mr. Bonn is an Interested Trustee because of his employment by State Street, an affiliate of the Trust.
(2)	Mr. Ross is an Interested Trustee because of his employment by SSGA FM, an affiliate of the Trust.

The following lists the principal officers for the Trust, as well as their mailing addresses and ages, positions with the Trust and length of time served, and present and principal occupations:

NAME, ADDRESS, AND YEAR OF BIRTH	POSITION(S) HELD WITH TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
OFFICERS:
Ellen M. Needham SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1967	President	Term: Indefinite Elected: 9/12
President and Director, SSGA Funds Management, Inc. (June 2012 – present); Chief Operating Officer, SSGA Funds Management, Inc. (May 2010 – June 2012); Senior Managing Director, SSGA Funds Management, Inc. (1992 –2012) and Senior Managing Director, State Street Global Advisors (1992 –present).*

H. Owen Nichols State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1974	Vice President	Term: Indefinite Elected: 9/12	Managing Director of the Securities Finance division of State Street (2006 - present).
Elizabeth A. Shea State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1964	Vice President	Term: Indefinite Elected: 10/15
Managing Director, Corporate Compliance of the Securities Finance division of State Street (2015 – present); Vice President, Corporate Compliance of the Securities Finance division of State Street (2002 – 2015).

Chad C. Hallett SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 YOB: 1969	Treasurer	Term: Indefinite Elected: 6/15	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (November 2014 – present); Vice President, State Street Bank and Trust Company (2001 –November 2014).*
Ann M. Carpenter SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111-2900 YOB: 1966	Deputy Treasurer	Term: Indefinite Elected: 3/16	Chief Operating Officer, SSGA Funds Management, Inc. (April 2014 – present); Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (2005 –present).*
Bruce S. Rosenberg SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 YOB: 1961	Deputy Treasurer	Term: Indefinite Elected: 3/16	Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (July 2015 – present); Director, Credit Suisse (April 2008 – July 2015).
Sujata Upreti SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 YOB: 1974	Assistant Treasurer	Term: Indefinite Elected: 3/16
Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (May 2015 – present); Assistant Director, Cambridge Associates, LLC (July 2014 – January 2015); Vice President, Bank of New York Mellon (July 2012 – August 2013); Manager, PricewaterhouseCoopers, LLP (September 2003 – July 2012).

NAME, ADDRESS, AND YEAR OF BIRTH	POSITION(S) HELD WITH TRUST	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
Daniel Foley SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 YOB: 1972	Assistant Treasurer	Term: Indefinite Elected: 3/16	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (April 2014 – present); Principal, State Street Global Advisors and SSGA Funds Management, Inc. (April 2007 – April 2014).
Brian Harris SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 YOB: 1973	Chief Compliance Officer	Term: Indefinite Elected: 10/13
Managing Director, State Street Global Advisors and SSGA Funds Management, Inc. (2016—Present); Senior Vice President and Global Head of Investment Compliance, BofA Global Capital Management (September 2010 – May 2013); Director of Compliance, AARP Financial Inc. (July 2008 – August 2010).

Jesse D. Hallee State Street Bank and Trust Company 100 Summer Street, 7th Floor Boston, MA 02111 YOB: 1976	Secretary	Term: Indefinite Elected: 9/16	Vice President and Managing Counsel, State Street Bank and Trust Company (2013 – present); Vice President and Counsel, Brown Brothers Harriman & Co. (2007 – 2013).

*	Served in various capacities and/or with various affiliated entities during noted time period.

Summary of Trustees’ Qualifications

Following is a brief discussion of the experience, qualifications, attributes or skills which qualify each Trustee to serve on the Trust’s Board, in light of the Trust’s business and structure.

Nicholas Bonn: Mr. Bonn is an experienced business executive with more than 36 years of experience in the investment banking industry. He is President, Chief Executive Officer and Chairman of the Board of State Street Global Markets, LLC, State Street’s U.S. broker/dealer subsidiary, and global head of State Street’s Portfolio Solutions business. Mr. Bonn previously served as head of the Securities Finance Division of State Street from 2010 – 2013 and as global head of sales for State Street Global Markets and Securities Finance. He served as a member of State Street’s Sales Council from 2008 through 2010 and was responsible for strategy and governance for enterprise-wide sales, relationship management and client initiatives. Mr. Bonn is a former director of the Boston Stock Exchange and a member of the Institutional Brokerage Committee of the Securities Industry and Financial Markets Association.

William L. Boyan: Mr. Boyan is an experienced business executive with over 43 years of experience in the insurance industry; his experience includes prior service as a trustee, director or officer of various investment companies and charities and an executive position with a major insurance company. He has served on the board of trustees and related committees of State Street Institutional Investment Trust and State Street Master Funds for 16 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts. He also serves as a trustee of SSGA Funds and the Elfun Funds.

Michael F. Holland: Mr. Holland is an experienced business executive with over 44 years of experience in the financial services industry including 20 years as a portfolio manager of another registered mutual fund; his experience includes service as a trustee, director or officer of various investment companies. He has served on the board of trustees and related committees of State Street Institutional Investment Trust and State Street Master Funds for 16 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts. He also serves as a trustee of SSGA Funds.

Michael Jessee: Mr. Jessee is an experienced business executive with approximately 39 years of experience in the banking industry. He previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Boston as well as various senior executive positions of major banks. Mr. Jessee has served on the Board and related Committees for 20 years and possesses significant experience regarding the Trust’s operations and history. He also serves as a trustee of State Street Institutional Investment Trust, SSGA Funds, State Street Master Funds and the Elfun Funds.

William L. Marshall: Mr. Marshall is an experienced business executive with over 46 years of experience in the financial services industry; his experience includes service as an advisor trustee or officer of various investment companies and charities. He has served on the board of trustees and related committees of SSGA Funds for 27 years and possesses significant experience regarding the operations and history of the trust. He also serves as a trustee of State Street Institutional Investment Trust, State Street Master Funds and the Elfun Funds.

Patrick J. Riley: Mr. Riley is an experienced business executive with over 40 years of experience in the legal and financial services industries; his experience includes service as a trustee or director of various investment companies and Associate Justice of the Superior Court of the Commonwealth of Massachusetts. He has served on the board of trustees and related committees of SSGA Funds for 27 years and possesses significant experience regarding the operations and history of the trust. He also serves as a trustee of State Street Institutional Investment Trust, State Street Master Funds and the Elfun Funds.

James E. Ross: Mr. Ross is an experienced business executive with over 26 years of experience in the financial services industry; his experience includes service as a trustee, director or officer of various investment companies. He has served on the board of trustees of State Street Institutional Investment Trust and State Street Master Funds for seven years and as President of State Street Institutional Investment Trust and State Street Master Funds for eight years and possesses significant experience regarding the trusts’ operations and history. In addition, Mr. Ross serves as a trustee of SSGA Funds and Elfun Funds. Mr. Ross is a senior executive officer of State Street Global Advisors, serves on the board of governors of the Investment Company Institute and serves on the board of managers of State Street Global Markets, LLC.

Richard D. Shirk: Mr. Shirk is an experienced business executive with over 47 years of experience in the health care and insurance industries and with investment matters; his experience includes service as a trustee, director or officer of various health care companies and nonprofit organizations. He has served on the board of trustees and related committees of SSGA Funds for 27 years and possesses significant experience regarding the operations and history of the trust. He also serves as a trustee of State Street Institutional Investment Trust, State Street Master Funds and the Elfun Funds.

Rina K. Spence: Ms. Spence is an experienced business executive with over 35 years of experience in the health care industry; her experience includes service as a trustee, director or officer of various investment companies, charities and utility companies and chief executive positions for various health care companies. She has served on the board of trustees and related committees of State Street Institutional Investment Trust and State Street Master Funds for 16 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts. She also serves as a trustee of SSGA Funds and the Elfun Funds.

George J. Sullivan, Jr.: Mr. Sullivan is an experienced business executive with more than 42 years of experience as a certified public accountant and financial consultant. His experience includes board experience with other investment companies, knowledge of public company accounting and auditing and the financial services industry as well as experience he gained as an officer of a large financial services firm in its operations department. He has served on the Board and related committees for 20 years and possesses significant experience regarding the Trust’s operations and history.

Bruce D. Taber: Mr. Taber is an experienced business executive with over 42 years of experience in the power generation, technology and engineering industries; his experience includes service as a trustee or director of various investment companies. He has served on the board of trustees and related committees of SSGA Funds for 24 years and possesses significant experience regarding the operations and history of the trust. He also serves as a trustee of State Street Institutional Investment Trust and State Street Master Funds.

Peter Tufano: Mr. Tufano is the dean of the University of Oxford’s Said Business School. Previously, he was the Sylvan C. Coleman Professor of Financial Management at the Harvard Business School; served as the school's Senior Associate Dean for Planning and University Affairs; and served as the Director of Faculty Development and as Head of the Finance Unit at Harvard Business School. He possesses board experience with other investment companies, has served on the Board and related committees for 20 years and possesses significant experience regarding the Trust’s operations and history.

Douglas T. Williams: Mr. Williams is an experienced business executive with over 42 years of experience in the banking industry; his experience includes service as a trustee or director of various investment companies and charities and senior executive positions of major bank organizations. He has served on the board of trustees and related committees of State Street Institutional Investment Trust and State Street Master Funds for 16 years (since the trusts’ inception) and possesses significant experience regarding the operations and history of those trusts. He also serves as a trustee of SSGA Funds and the Elfun Funds.

The discussion of the experience, qualifications, attributes and skills of the Trustees above is provided as required by the federal securities laws and the regulations of the SEC promulgated thereunder, does not constitute holding out of the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of importance to the Independent Trustees, the Trust, and the Portfolio’s shareholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has an Audit Committee, Governance Committee and Valuation Committee.

The Audit Committee is composed of all the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust’s internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is also responsible for selecting and retaining the independent registered public accounting firm for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent registered public accounting firm, including non-audit services performed. The Audit Committee reviews the qualifications of the independent registered public accounting firm’s key personnel involved in the foregoing activities and monitors the independent registered public accounting firm’s independence. During the fiscal year ended December 31, 2015, the Audit Committee held two meetings.

The Governance Committee consists of all of the Independent Trustees. The Governance Committee members confer periodically and hold meetings as required. The Governance Committee is responsible for nominating for election as Trustees all Trustee candidates. The Governance Committee will consider nominees to the Board of Trustees recommended by shareholders. Recommendations should be submitted to the Governance Committee in care of the Secretary of the Trust. Neither the Governance Committee nor the Independent Trustees as a group will consider those candidates on a preferential basis as opposed to other possible candidates. The Governance Committee is also responsible for making nominations for membership on the Board’s Audit, Governance, Valuation and other committees that exist from time to time and reviews assignments to all standing committees at least annually. The Governance Committee reviews as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Governance Committee also: reviews Board governance procedures; reviews the composition of the Board to determine whether it is then appropriate to add individuals with backgrounds or skill sets that may be complimentary or supplemental to those already on the Board; reviews the compensation of Independent Trustees for their service on the Board and its committees and recommends to the Board any appropriate changes to the level or form of such compensation; monitors the performance of Independent Counsel; receives reports of covered persons under the Trust’s Sarbanes-Oxley Code of Ethics, considers and recommends to the Board what action to take in the event of a violation of such Code, and consider requests for, and when warranted grants, waivers under the Trust’s Sarbanes-Oxley Code of Ethics. During the fiscal year ended December 31, 2015, the Governance Committee held two meetings.

The Valuation Committee consists of all of the Independent Trustees. The Valuation Committee members confer periodically and hold meetings as required and whenever the Chairperson of the Valuation Committee or a majority of the members of the Valuation Committee believe that it is necessary or appropriate for the Valuation Committee to meet. The Valuation Committee has the authority to consider and approve any of the following actions between meetings of the Board: any material change to the Shadow Pricing Procedures; the use of any valuation obtained from a pricing service that has not been previously approved by the Board; the use of any valuation methodology that has not been previously approved by the Board; the use of any “ad hoc” fair value determination that has not been previously approved by the Board; and any action that the members of the Valuation Committee consider to be appropriate to assure the accuracy of any market price used in determining the Portfolio’s shadow price. The Valuation Committee did not meet during the fiscal year ended December 31, 2015.

Leadership Structure and Risk Management Oversight

The Board generally selects different individuals to serve as Chairman of the Board, Chairman of the Audit Committee, the Governance Committee and the Valuation Committee of the Trust, and the President of the Trust. Currently, Messrs. Holland and Riley, each an Independent Trustee of the Trust, serve as Co-Chairs of the Board, Mr. Sullivan, an Independent Trustee of the Trust, serves as Chairman of the Audit Committee, and Mr. Tufano, an Independent Trustee of the Trust, serves as Chairman of the Governance and Valuation Committees.  Ms. Ellen M. Needham, President and Director of SSGA FM, serves as President of the Trust. The Board believes that this leadership structure is appropriate, since Ms. Needham provides insight regarding the Trust’s day-to-day management, while each of the Independent Trustees provides an independent perspective on the Trust’s overall operation.

The Board has delegated management of the Trust to service providers who are responsible for the day-to-day management of risks applicable to the Trust. The Board oversees risk management for the Trust in several ways. The Board receives regular reports from the chief compliance officer, administrator and sub-administrator for the Trust, detailing the results of the Trust’s compliance with its Board-adopted policies and procedures, the investment policies and limitations of the Portfolio, and applicable provisions of the federal securities laws and the Code. As needed, the Adviser discusses management issues respecting the Trust with the Board including potential risks to the Portfolio. The Board’s Audit Committee also receives reports on various aspects of risk that might affect the Trust. The Trustees also meet in executive session with Independent Trustees’ counsel, the independent registered public accounting firm which audits the Trust, counsel to the Trust, the chief compliance officer and representatives of management, as needed. Through these regular reports and interactions, the Board oversees the risk management parameters for the Trust, which are effected on a day-to-day basis by service providers to the Trust.

Trustee Ownership of Securities of the Trust or Adviser

As of December 31, 2015, none of the Independent Trustees or their family members had any ownership of securities of the Adviser or any person directly or indirectly controlling controlled by, or under common control with the Adviser.

The following table sets forth information describing the dollar range of the Trust’s equity securities beneficially owned by each Trustee as of December 31, 2015.

Name of Independent Trustee	Dollar Range Of Equity Securities	Aggregate Dollar Range Of Equity Securities In All Registered Investment Companies Overseen By Trustees In Family of Investment Companies
William L. Boyan[1]	None	None
Michael F. Holland[1]	None	None
Michael Jessee	None	None
William L. Marshall[1]	None	Over $100,000
Patrick J. Riley[1]	None	Over $100,000
Richard D. Shirk[1]	None	Over $100,000
Rina K. Spence[1]	None	None
George J. Sullivan, Jr.	None	None
Bruce D. Taber[1]	None	Over $100,000
Peter Tufano	None	None
Douglas T. Williams[1]	None	None

Name of Interested Trustee
Nicholas Bonn	None	None
James E. Ross[1]	None	Over $100,000

[1]	Trustee was elected to the Board effective as of July 26, 2016.

Trustee Compensation

As of July 1, 2016, except as noted below, each Independent Trustee receives for his or her services to the Trust, State Street Master Funds, State Street Institutional Investment Trust, SSGA Funds and the Elfun Funds a $170,000 annual base retainer in addition to $22,500 for each in-person meeting, $6,000 for each special in-person meeting and $2,500 for each telephonic meeting from the Trusts. The Co-Chairmen receive an additional $50,000 annual retainer. The annual compensation payable to Mr. Sullivan and Mr. Tufano in the aggregate is $305,000 in light of the fact that neither Mr. Sullivan nor Mr. Tufano serves as a member of the Board of Trustees of the State Street Master Funds, State Street Institutional Investment Trust, SSGA Funds or the Elfun Funds. The annual base retainer payable to Mr. Holland and to Mr. Taber is $164,000, and the annual Co-Chairmen retainer payable to Mr. Holland is $49,000 in light of the fact that neither Mr. Holland nor Mr. Taber serves as a member of the Board of Trustees of the Elfun Funds. Prior to July 1, 2016, each Independent Trustee received an annual fee of $140,000. The Chairman of the Board received an additional annual fee of $20,000, the Chairman of the Audit Committee received an additional annual fee of $10,000, and the Chairman of the Valuation Committee received an additional annual fee of $7,500.

The Independent Trustees are reimbursed for travel and other out-of pocket expenses in connection with meeting attendance. As of the date of this Part B, the Trustees were not paid pension or retirement benefits as part of the Trust’s expenses.

For purposes of computing Independent Trustee compensation, an “in-person meeting” refers to a meeting to which all attendees are invited to assemble at a specific physical location. An Independent Trustee is considered to have attended an “in-person meeting” if he or she attends the meeting with the assistance of an audio/visual system that permits (a) the Independent Trustee to see and hear all of the other attendees at the meeting and (b) all such other attendees to see and hear the Independent Trustee. Independent Trustee fees are allocated among each respective series of the Trust in such a manner as deemed equitable. Independent Trustee fees are allocated as follows: one-half is allocated taking into consideration the relative net assets of each series and one-half is apportioned to each series in equal amounts.

The Trust’s officers are compensated by the Adviser and its affiliates.

The table below shows the compensation that the Trustees received during the Trust’s fiscal year ended December 31, 2015.

	AGGREGATE COMPENSATION FROM THE TRUST	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF TRUST EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM TRUST & FUND COMPLEX PAID TO TRUSTEES
NAME OF INDEPENDENT TRUSTEE
William L. Boyan, Trustee[1]	$0	$0	$0	$222,000
Michael F. Holland, Trustee[1]	$0	$0	$0	$266,000
Michael A. Jessee, Trustee	$150,000	$0	$0	$150,000
William L. Marshall, Trustee[1]	$0	$0	$0	$222,000
Patrick J. Riley, Trustee[1]	$0	$0	$0	$266,000
Richard D. Shirk, Trustee[1]	$0	$0	$0	$222,000
Rina K. Spence, Trustee[1]	$0	$0	$0	$222,000
George J. Sullivan, Jr., Trustee	$140,000	$0	$0	$140,000
Bruce D. Taber, Trustee[1]	$0	$0	$0	$222,000
Peter Tufano, Trustee	$139,375	$0	$0	$139,375
Douglas T. Williams, Trustee[1]	$0	$0	$0	$222,000

NAME OF INTERESTED TRUSTEE
Nicholas Bonn, Trustee	$0	$0	$0	$0
James E. Ross, Trustee[1]	$0	$0	$0	$0

[1]	Trustee was elected to the Board effective as of July 26, 2016.

The total compensation from the Government Money Market Portfolio paid to the Trustees for the Trust’s fiscal year ended December 31, 2015 is as follows:

AGGREGATE COMPENSATION FROM THE PORTFOLIO
NAME OF INDEPENDENT TRUSTEE
William L. Boyan, Trustee[1]	$0
Michael F. Holland, Trustee[1]	$0
Michael A. Jessee, Trustee	$75,350
William L. Marshall, Trustee[1]	$0
Patrick J. Riley, Trustee[1]	$0
Richard D. Shirk, Trustee[1]	$0
Rina K. Spence, Trustee[1]	$0
George J. Sullivan, Jr., Trustee	$70,331
Bruce D. Taber, Trustee[1]	$0
Peter Tufano, Trustee	$70,035
Douglas T. Williams, Trustee[1]	$0

NAME OF INTERESTED TRUSTEE
Nicholas Bonn, Trustee	$0
James E. Ross, Trustee[1]	$0

[1]	Trustee was elected to the Board effective as of July 26, 2016.

PROXY VOTING PROCEDURES

The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolio to SSGA FM as part of SSGA FM’s general management of the Portfolio, subject to the Board’s continuing oversight. A copy of the Trust’s proxy voting procedures is located in Appendix B and a copy of the Adviser’s proxy voting procedures is located in Appendix C.

Shareholders may receive information regarding how the Portfolio voted proxies relating to portfolio securities, if any, during the most recent 12-month period ended June 30 (i) by calling (800) 997-7327 or (ii) on the SEC’s website at www.sec.gov.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

In connection with State Street’s Securities Lending Program, State Street holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. Shares of the Portfolio will be registered with the Trust’s transfer agent in the name of State Street, as agent for each Client Lending Fund, or in the name of the Client Lending Fund or the Client Lending Fund’s custodian. Consequently, State Street will not be a controlling person of the Trust for purposes of the 1940 Act.

Persons or organizations owning 25% or more of the outstanding interests of the Portfolio may be presumed to “control” (as that term is defined in the 1940 Act) the Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the investors of the Portfolio for their approval.

PRINCIPAL SHAREHOLDERS

As of October 3, 2016, four shareholders of record, through one or more accounts, owned 5% or more of the issued and outstanding shares of the Government Money Market Portfolio.

Name and Address	Percentage

State Street Navigator Securities Lending Government Money Market Portfolio

State Street Global Advisors	20.36%
1 Lincoln Street
Boston, MA 02111

TIAA-CREF	17.95%
730 Third Avenue
New York, NY 10017

Transamerica	21.72%
570 Carillon Parkway
St. Petersburg, FL 33716

WisdomTree	8.36%
245 Park Avenue, 35th floor
New York, NY 10167

As of October 3, 2016, the Trustees and officers of the Trust, as a group, did not own any of the Trust’s voting securities.

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:

Investment Adviser and Administrator:	SSGA FM
Custodian, Transfer Agent and Sub-Administrator:	State Street Bank and Trust Company
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP

ADVISER

SSGA FM serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of May 1, 2001, as amended (“Advisory Agreement”), by and between the Adviser and the Trust. The Adviser is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. The Adviser’s mailing address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Under the Advisory Agreement, the Adviser directs the Portfolio’s investments in accordance with its investment objectives, policies and limitations. For these services, the Portfolio pays a fee to the Adviser at the rates stated in the Part A. The advisory fees paid by the Portfolio for the fiscal years ended December 31, 2015, December 31, 2014, and December 31, 2013 were $4,302,186, $4,110,768, and $2,596,141, respectively.

The Advisory Agreement will continue from year to year provided that such continuance is specifically approved at least annually by (a) the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio, and (b) vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated by the Adviser or the Trust without penalty upon sixty days’ notice and will terminate automatically upon its assignment.

ADMINISTRATOR

SSGA FM serves as the Administrator (the “Administrator”) of the Portfolio pursuant to an Administration Agreement dated as of June 3, 2015 (“Administration Agreement”) by and between SSGA FM and the Trust. Under the Administration Agreement, the Administrator will, among other things (i) provide the Portfolio with administrative and clerical services, including the maintenance of certain of the Portfolio’s books and records; (ii) arrange the periodic updating of the Trust’s Registration Statement and the Portfolio’s Confidential Offering Memorandum; and (iii) provide proxy materials and reports to the Portfolio’s shareholders and the SEC. For these services, the Portfolio pays an annual administration fee equal to 0.0075% of the Portfolio’s average daily net assets. The administration fees paid by the Portfolio to SSGA FM for the period June 1, 2015 through December 31, 2015 were $104,718.

The Administration Agreement was approved initially for a one-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

SUB-ADMINISTRATOR

State Street serves as the Sub-Administrator (the “Sub-Administrator”) of the Portfolio pursuant to a Sub-Administration Agreement dated as of June 1, 2015 (“Sub-Administration Agreement”) by and between State Street and SSGA FM. State Street, a Massachusetts chartered trust company and a member of the Federal Reserve System, is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. State Street’s mailing address is One Lincoln Street, Boston, MA 02111.

Under the Sub-Administration Agreement, the Sub-Administrator will, among other things (i) provide the Portfolio with sub-administrative and clerical services, including the maintenance of certain of the Portfolio’s books and records; (ii) arrange the periodic updating of the Trust’s Registration Statement and the Portfolio’s Confidential Offering Memorandum; and (iii) provide proxy materials and reports to the Portfolio’s shareholders and the SEC. The administration fees paid by the Portfolio to State Street for the period from January 1, 2015 through May 31, 2015 and the fiscal years ended December 31, 2014 and December 31, 2013 were $794,524, $1,761,758, and $1,154,341, respectively.

The Sub-Administration Agreement was approved initially for a one-year term by the Trustees effective as of June 1, 2015, and will continue in effect from year to year unless terminated in writing by either the Sub-Administrator or SSGA FM at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

CUSTODIAN AND TRANSFER AGENT

State Street serves as the custodian (“Custodian”) and transfer agent (“Transfer Agent”) for the Portfolio. State Street also provides the basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes.

For its services as Custodian and for providing basic portfolio recordkeeping services, State Street receives a fee, payable monthly on a pro rata basis, based on 0.35% of the assets in the Portfolio. For its services as Transfer Agent, State Street receives a fee, payable monthly on a pro rata basis, based on 0.15% of the assets in the Portfolio.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) located at 101 Seaport Boulevard, Suite 500 Boston, MA 02210 serves as the Trust’s independent registered public accounting firm for the Portfolio. PwC is responsible for (i) performing annual audits of the financial statements and financial highlights in accordance with standards of the Public Company Accounting Oversight Board, (ii) reviewing the federal tax returns, and (iii) performing the security counts and related SEC filings required by Rule 17f-2 under the 1940 Act.

ITEM 20. PORTFOLIO MANAGERS

Not Applicable.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

All portfolio transactions are placed on behalf of the Portfolio by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The cost of securities purchased from underwriters includes an underwriting commission or concession.

Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides, in substance and subject to specific directions from the Trust’s Board, that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions. Also, in evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Portfolio to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

The Trustees periodically review the Adviser’s performance of its responsibilities in connection with the placement of portfolio transactions on behalf of Portfolio and review the prices paid by the Portfolio over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the Portfolio. Certain services received by the Adviser attributable to a Portfolio transaction may benefit one or more other accounts for which the Adviser exercises investment discretion, or a portfolio other than that for which the transaction was effected. The Adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.

ITEM 22. CAPITAL STOCK AND OTHER SECURITIES

Under its Master Trust Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of the Portfolio may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which the Portfolio may have separate voting rights or no voting rights.

This Part B covers the Portfolio, which commenced operations on May 15, 1996. The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

Any amendment to the Master Trust Agreement that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Trust’s Board.

The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Portfolio and that every written agreement, obligation, or other undertaking of the Portfolio shall contain a provision to the effect that the shareholders are not personally liable thereunder. If any present or past shareholder of the Portfolio is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder’s acts or omissions or for some other reason, the Portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of the Portfolio to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the Portfolio itself would be unable to meet its obligations.

The Trust will not have an Annual Meeting of Shareholders. Special Meetings may be convened (i) by the Board (ii) upon written request to the Board by the holders of at least 10% of the outstanding shares of the Trust, or (iii) upon the Board’s failure to honor the shareholders’ request as described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.

ITEM 23. PURCHASE, REDEMPTION, AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

Shares of the Portfolio are being offered to Client Lending Funds in connection with State Street’s Securities Lending Program.

Shares for the Portfolio are sold in private placement transactions that do not involve any “public offering” within the meaning of Section (4)(a)(2) under the 1933 Act. Shares of the Portfolio are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Additionally, assets of the Portfolio are not subject to fees permitted pursuant to Rule 12b-1 under the 1940 Act.

VALUATION OF FUND SHARES

Pricing of shares of the Portfolio does not occur on New York Stock Exchange (“NYSE”) holidays. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year’s Day, Martin Luther King, Jr.’s Birthday, Washington’s Birthday (the third Monday in February), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order. The Portfolio’s securities will be valued pursuant to guidelines established by the Board of Trustees.

The Portfolio seeks to maintain a constant price per share of $1.00 for purposes of sales and redemptions of shares by using the amortized cost valuation method to value its portfolio instruments in accordance with Rule 2a-7 under the 1940 Act. There can be no assurance that the $1.00 NAV per share will be maintained. The amortized cost method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value, generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

For example, in periods of declining interest rates, the daily yield on the Portfolio’s shares computed by dividing the annualized daily income on the Portfolio’s portfolio by the NAV based upon the amortized cost valuation technique may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates thereof. In periods of rising interest rates, the daily yield on the Portfolio’s shares computed the same way may tend to be lower than a similar computation made by using a method of calculation based upon market prices and estimates.

The Portfolio’s Board has determined, in good faith, that it is in the best interests of the Portfolio and its shareholders to maintain a stable net asset value per share by virtue of the amortized cost method. The Trustees have established procedures reasonably designed to stabilize the Portfolio’s price per share at $1.00. These procedures include: (1) the determination of the deviation from $1.00, if any, of the Portfolio’s NAV using market values; (2) periodic review by the Trustees of the amount of and the methods used to calculate the deviation; and (3) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity which applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number, which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

ITEM 24. TAXATION

U.S FEDERAL INCOME TAXES

The following discussion of the U.S. federal income tax consequences of an investment in the Portfolio is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, and other applicable authority, as of the date of this Part B. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in the Portfolio. There may be other tax considerations applicable to particular shareholders.

Shareholders should consult their own tax advisors regarding their particular situation and the possible application of foreign, state and local tax laws.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans or tax-advantaged arrangements. Shareholders should consult their tax advisers to determine the suitability of shares of the Portfolio as an investment through such plans and arrangements and the precise effect of an investment on their particular tax situations.

Qualification as a Regulated Investment Company

The Portfolio has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Code and intends each year to qualify and be eligible to be treated as such. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Portfolio must, among other things, (a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, gains from the sale of securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below); (b) diversify its holdings so that, at the end of each quarter of the Portfolio’s taxable year, (i) at least 50% of the value of the Portfolio’s total assets consists of cash and cash items, U.S. Government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Portfolio’s total assets and no more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of its assets are invested, including through corporations in which the Portfolio owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. Government or other RICs) of any one issuer or of two or more issuers which the Portfolio controls and which are engaged in the same, similar or related trades and businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid — generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt income, for such year.

In general, for purposes of the 90% gross income requirement described in (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a qualified publicly traded partnership (a partnership (x) the interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, and (y) that derives less than 90% of its income from the qualifying income described in section (a)(i) of the preceding paragraph), will be treated as qualifying income. In general, such entities will be treated as partnerships for federal income tax purposes, because they meet the passive income requirement under Code section 7704(c)(2). Further, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Portfolio’s ability to meet the diversification test in (b) above.

If the Portfolio qualifies as a RIC that is accorded special tax treatment, the Portfolio will not be subject to federal income tax on income or gains distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Portfolio were to fail to meet the income, diversification or distribution test described above, the Portfolio could in some cases cure such failure, including by paying a Portfolio-level tax, paying interest or disposing of certain assets. If the Portfolio were ineligible to or otherwise did not cure such failure for any year, or if the Portfolio were otherwise to fail to qualify as a RIC accorded special tax treatment in any taxable year, the Portfolio would be subject to tax at the Portfolio level on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net capital gains (each as defined below), would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Portfolio’s shares (as described below). In addition, the Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a RIC that is accorded special tax treatment.

The Portfolio intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net tax-exempt income (if any), and may distribute its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Any taxable income retained by the Portfolio will be subject to tax at the Portfolio level at regular corporate rates. If the Portfolio retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but is permitted to designate the retained amount as undistributed capital gain in a timely notice to its shareholders who (a) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (b) will be entitled to credit their proportionate shares of the tax paid by the Portfolio on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities. If the Portfolio makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Portfolio will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (a) of the preceding sentence and the tax deemed paid by the shareholder under clause (b) of the preceding sentence. The Portfolio is not required to, and there can be no assurance the Portfolio will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income, and its earnings and profits, a RIC generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to any such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss, if any, from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss, if any, attributable to the portion of the taxable year, if any, after December 31) as if incurred in the succeeding taxable year.

If the Portfolio were to fail to distribute in a calendar year at least an amount equal, in general, to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year (or for the one-year period ending November 30 or December 31, if the Portfolio is eligible to elect and so elects), plus any such amounts retained from the prior year, the Portfolio would be subject to a nondeductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year (or November 30 of that year, if the Portfolio is eligible to elect and so elects) generally are treated as arising on January 1 of the following calendar year. Also, for these purposes, the Portfolio will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Portfolio intends generally to make distributions sufficient to avoid imposition of the excise tax although there can be no assurance it will do so. Distributions declared by the Portfolio during October, November and December to shareholders of record on a date in any such month and paid by the Portfolio during the following January will be treated for federal tax purposes as paid by the Portfolio and received by shareholders on December 31 of the year in which declared. In addition, if the Portfolio were to qualify as a “personal holding company,” it might have to comply with additional requirements with respect to its distributions to shareholders in order to avoid the fund-level tax under the personal holding company rules.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Portfolio’s net investment income. Instead, potentially subject to certain limitations, the Portfolio may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Portfolio retains or distributes such gains. The Portfolio may carry net capital losses forward to one or more subsequent taxable years without expiration. The Portfolio must apply such carryforwards first against gains of the same character.

Taxation of Distributions Received by Shareholders

For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders as ordinary income. Taxes on distributions of capital gains are determined by how long the Portfolio owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her Portfolio shares. In general, the Portfolio will recognize long-term capital gain or loss on the disposition of assets the Portfolio has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on the disposition of investments the Portfolio has owned (or is deemed to have owned) for one year or less. Distributions of net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss) properly reported by the Portfolio as capital gain dividends (“Capital Gain Dividends”) generally will be taxable to a shareholder receiving such distributions as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates relative to ordinary income. Distributions from capital gains are generally made after applying any available capital loss carryovers. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income. Distributions of investment income properly reported by the Portfolio as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to net capital gain, provided holding period and other requirements are met at both the shareholder and Portfolio level. The Portfolio does not expect to realize any significant long-term capital gains or losses.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Portfolio of net investment income and capital gains, and (ii) any net gain from the sale, redemption, exchange or other taxable disposition of Portfolio shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Portfolio.

Shareholders of the Portfolio will be subject to federal income taxes as described herein on distributions made by the Portfolio whether received in cash or reinvested in additional shares of the Portfolio.

If the Portfolio makes a distribution to a shareholder in excess of the Portfolio’s current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

Distributions with respect to the Portfolio’s shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Portfolio’s realized income and gains, even though such distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Portfolio’s net asset value includes either unrealized gains, or realized but undistributed income or gains that were therefore included in the price the shareholder paid. Such distributions may reduce the fair market value of the Portfolio’s shares below the shareholder’s cost basis in those shares. As described above, the Portfolio is required to distribute realized income and gains regardless of whether the Portfolio’s net asset value also reflects unrealized losses.

In order for some portion of the dividends received by the Portfolio shareholder to be “qualified dividend income,” the Portfolio must meet holding period and other requirements with respect to the dividend-paying stocks held by the Portfolio and the shareholder must meet holding period and other requirements with respect to the Portfolio’s shares. In general, a dividend will not be treated as qualified dividend income (at either the Portfolio or shareholder level) (a) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (b) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (c) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (d) if the dividend is received from a foreign corporation that is (i) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (ii) treated as a passive foreign investment company.

In general, distributions of investment income properly reported by the Portfolio as derived from qualified dividend income will be treated as qualified dividend income in the hands of a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Portfolio’s shares. If the aggregate qualified dividends received by the Portfolio during any taxable year are 95% or more of the Portfolio’s gross income (excluding net long-term capital gain over net short-term capital loss), then 100% of the Portfolio’s dividends (other than dividends properly reported as Capital Gain Dividends) will be eligible to be treated as qualified dividend income.

In general, dividends of net investment income received by corporate shareholders of the Portfolio will qualify for the 70% dividends- received deduction generally available to corporations to the extent of the amount of eligible dividends received by the Portfolio from domestic corporations for the taxable year. A dividend will not be treated as a dividend eligible for the dividends received deduction (a) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (b) to the extent that the Portfolio is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends-received deduction may otherwise be disallowed or reduced (x) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Portfolio or (y) by application of various provisions of the Code (for instance, the dividends received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)).

Any distribution of income that is attributable to (i) income received by the Portfolio in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Portfolio on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio, will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends received deduction for corporate shareholders.

As required by federal law, detailed federal tax information with respect to each calendar year will be furnished to each shareholder early in the succeeding year.

Redemptions and Exchanges

Redemptions and exchanges of the Portfolio’s shares are taxable events. Gain, if any, resulting from the redemption of Portfolio shares generally will also be taxable to you as either short-term or long-term capital gain, depending upon how long you held such Portfolio shares, except that, where the Portfolio is not a “publicly offered” regulated investment company (as described below), in certain circumstances it is possible that the proceeds of a redemption of Portfolio shares may be taxable as dividend income or a return of capital.

The Portfolio will be considered a “publicly offered” regulated investment company if its shares are continuously offered pursuant to a public offering, its shares are regularly traded on an established securities exchange, or it has at least 500 shareholders at all times during a taxable year. Because shares of the Portfolio are not so registered or traded, and the Portfolio is not expected to have at least 500 shareholders at all times during the taxable year, a portion or all the proceeds of redemptions of Portfolio shares may be treated as dividends. If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a distribution under Section 301 of the Code (a “Section 301 distribution”) unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder by satisfying certain numerical tests relating to the reduction in the redeeming shareholder’s percentage interest, and percentage voting interest, in the Portfolio, or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code. A Section 301 distribution is not treated as a sale or exchange giving rise to a capital gain or loss, but rather is treated as a dividend to the extent supported by the Portfolio’s current and accumulated earnings and profits, with the excess treated as a return of capital reducing the shareholder’s tax basis in the Portfolio shares, and thereafter as capital gain.

In addition, if the Portfolio is not considered so publicly offered, certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Portfolio. Very generally, expenses that are deemed distributed by the Portfolio include those paid or incurred during a calendar year that are deductible in determining the Portfolio’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its advisory fee, but excluding those expenses incurred by virtue of the Portfolio’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses). Shareholders of the Portfolio that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Direct or indirect shareholders of the Portfolio who are taxable as individuals can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross income from all sources. The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, lowering the Portfolio’s effective yield with respect to such a shareholder. Further, all or a portion of any loss realized upon a taxable disposition of Portfolio shares will generally be disallowed under the Code’s “wash-sale” rule if other substantially identical shares are purchased, including by means of dividend reinvestment, within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss. Upon the redemption or exchange of shares of the Portfolio, the Portfolio or, in the case of shares purchased through a financial intermediary, the financial intermediary may be required to provide you and the IRS with cost basis and certain other related tax information about the Portfolio shares you redeemed or exchanged.

Tax Implications of Certain Portfolio Investments

Special Rules for Debt Obligations. Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, original issue discount (“OID”) is treated as interest income and is included in the Portfolio’s income and required to be distributed by the Portfolio over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Portfolio holding the security receives no interest payment in cash on the security during the year.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired in the secondary market by the Portfolio may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, the Portfolio may elect to accrue market discount currently, in which case the Portfolio will be required to include the accrued market discount in income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Portfolio’s income, will depend upon which of the permitted accrual methods the Portfolio elects.

If the Portfolio holds the foregoing kinds of obligations or other obligations subject to special rules under the Code, the Portfolio, may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Portfolio actually received. Such distributions may be made from the cash assets of the Portfolio or, if necessary, by disposition of portfolio securities including at a time when it may not be advantageous to do so. These dispositions may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed to shareholders at ordinary income tax rates) and, in the event the Portfolio realizes net capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend than they would have if the Portfolio had not held such obligations.

Securities Purchased at a Premium. Very generally, where the Portfolio purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium — the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if the Portfolio makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Portfolio reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Portfolio is permitted to deduct any remaining premium allocable to a prior period.

A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Portfolio may be eligible for the dividends received deduction to the extent attributable to the deemed dividend portion of such OID.

At-risk or Defaulted Securities. Investments in debt obligations that are at risk of or in default present special tax issues for the Portfolio. Tax rules are not entirely clear about issues such as when Portfolio may cease to accrue interest, OID or market discount; whether, when or to what extent the Portfolio should recognize market discount on a debt obligation; when and to what extent the Portfolio may take deductions for bad debts or worthless securities; and the Portfolio should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Portfolio when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.

Certain Investments in REITs. Any investment by the Portfolio in equity securities of real estate investment trusts qualifying as such under Subchapter M of the Code (“REITs”) may result in the Portfolio’s receipt of cash in excess of the REIT’s earnings; if the Portfolio distributes these amounts, these distributions could constitute a return of capital to Portfolio shareholders for U.S. federal income tax purposes. Dividends received by the Portfolio from a REIT will not qualify for the corporate dividends received deduction and generally will not constitute qualified dividend income.

Certain Investments in Mortgage Pooling Vehicles. Special rules may apply if the Portfolio invests, directly or indirectly, in residual interests in real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in collateralized mortgage obligations (“CMOs”) with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Portfolio’s income (including income allocated to the Portfolio from certain pass-through entities) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC, such as the Portfolio, will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, a RIC investing in such securities may not be a suitable investment for charitable remainder trusts, as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and that otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign shareholder will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Foreign Currency Transactions. Any transaction by the Portfolio in foreign currencies, foreign currency-denominated debt obligations or certain foreign currency options, futures contracts or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Any such net gains could require a larger dividend toward the end of the calendar year. Any such net losses will generally reduce and potentially require the recharacterization of prior ordinary income distributions. Such ordinary income treatment may accelerate the Portfolio’s distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Portfolio to offset income or gains earned in subsequent taxable years.

Passive Foreign Investment Companies. Equity investments by the Portfolio in certain “passive foreign investment companies” (“PFICs”) could potentially subject the Portfolio to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company. This tax cannot be eliminated by making distributions to Portfolio shareholders. However, the Portfolio may elect to avoid the imposition of that tax. For example, the Portfolio may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Portfolio will be required to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Portfolio also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Portfolio’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Portfolio to avoid taxation. Either of these elections therefore may require the Portfolio to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Portfolio’s total return. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

Because it is not always possible to identify a foreign corporation as a PFIC, the Portfolio may incur the tax and interest charges described above in some instances.

Options and Futures. In general, option premiums received by the Portfolio are not immediately included in the income of the Portfolio. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Portfolio transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by the Portfolio is exercised and the Portfolio sells or delivers the underlying stock, the Portfolio generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Portfolio minus (b) the Portfolio’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio generally will subtract the premium received for purposes of computing its cost basis in the securities purchased. Gain or loss arising in respect of a termination of the Portfolio’s obligation under an option other than through the exercise of the option will be short-term gain or loss depending on whether the premium income received by the Portfolio is greater or less than the amount paid by the Portfolio (if any) in terminating the transaction. Thus, for example, if an option written by the Portfolio expires unexercised, the Portfolio generally will recognize short-term gain equal to the premium received.

The Portfolio’s options activities may include transactions constituting straddles for U.S. federal income tax purposes, that is, that trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Such straddles include, for example, positions in a particular security, or an index of securities, and one or more options that offset the former position, including options that are “covered” by the Portfolio’s long position in the subject security. Very generally, where applicable, Section 1092 requires (i) that losses be deferred on positions deemed to be offsetting positions with respect to “substantially similar or related property,” to the extent of unrealized gain in the latter, and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or fail to qualify for the 70% dividends received deduction, as the case may be.

The tax treatment of certain positions entered into by the Portfolio, including regulated futures contracts, certain foreign currency positions and certain listed non-equity options, will be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

Derivatives, Hedging, and Related Transactions. In addition to the special rules described above in respect of futures and options transactions, the Portfolio’s transactions in other derivative instruments (e.g., forward contracts and swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Portfolio are treated as ordinary or capital, accelerate the recognition of income or gains to the Portfolio, defer losses to the Portfolio, and cause adjustments in the holding periods of the Portfolio’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.

Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Portfolio has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a RIC and avoid a Portfolio-level tax.

Commodity-Linked Instruments. The Portfolio’s direct or indirect investments in commodities and commodity-linked instruments can be limited by the Portfolio’s intention to qualify as a RIC, and can bear on the Portfolio’s ability to so qualify. Income and gains from commodities and certain commodity-linked instruments does not constitute qualifying income to a RIC for purposes of the 90% gross income test described above. The tax treatment of some other commodity-linked instruments in which the Portfolio might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If the Portfolio were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Portfolio’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Portfolio would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Portfolio level.

Book-Tax Differences. Certain of the Portfolio’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Portfolio’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and the sum of its taxable income and net tax-exempt income (if any). If such a difference arises, and the Portfolio’s book income is less than the sum of its taxable income and net tax-exempt income, the Portfolio could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if the Portfolio’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Portfolio’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter as gain from the sale or exchange of a capital asset.

Investments in Other RICs. If the Portfolio receives dividends from underlying RICs (“underlying funds”) and the underlying fund reports such dividends as qualified dividend income, then the Portfolio is permitted, in turn, to report a portion of its distributions as “qualified dividend income,” provided the Portfolio meets the holding period and other requirements with respect to shares of the underlying fund.

If the Portfolio receives dividends from an underlying fund and the underlying fund properly reports such dividends as eligible for the dividends-received deduction, then the Portfolio is permitted, in turn, to report a portion of its distributions as eligible for the dividends-received deduction, provided the Portfolio meets the holding period and other requirements with respect to shares of the underlying fund.

Foreign Taxation

The Portfolio’s income, proceeds and gains from sources within foreign countries may be subject to non-U.S. withholding or other taxes, which will reduce the yield on those investments. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders generally will not be entitled separately to claim a credit or deduction with respect to foreign taxes incurred by the Portfolio. If shareholders are not entitled to claim such a credit or deduction, the Portfolio’s taxable income will be reduced by the foreign taxes paid or withheld. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Portfolio through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Portfolio, if any.

Backup Withholding

The Portfolio generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Portfolio with a correct taxpayer identification number (“TIN”), who has under- reported dividend or interest income, or who fails to certify to the Portfolio that he or she is not subject to such withholding. The backup withholding rate is 28%.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Tax-Exempt Shareholders

Income of a RIC that would be unrelated business taxable income (“UBTI”) if earned directly by a tax-exempt entity will not generally constitute UBTI when distributed to a tax-exempt shareholder of the RIC. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Portfolio if shares in the Portfolio constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b).

A tax-exempt shareholder may also recognize UBTI if the Portfolio recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICS or equity interests in TMPs if the amount of such income recognized by the Portfolio exceeds the Portfolio’s investment company taxable income (after taking into account deductions for dividends paid by the Portfolio).

In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in RICs that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in a RIC that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a RIC that recognizes “excess inclusion income,” then the RIC will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Portfolio may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Portfolio. CRTs are urged to consult their tax advisors concerning the consequences of investing in the Portfolio.

Tax Shelter Reporting

Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Non-U.S. Shareholders

Non-U.S. shareholders in the Portfolio should consult their tax advisors concerning the tax consequences of ownership of shares in the Portfolio. Distributions by the Portfolio to shareholders that are not “U.S. persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Portfolio as (1) Capital Gain Dividends, (2) short-term capital gain dividends, and (3) interest-related dividends, each as defined and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Portfolio in a written notice to shareholders. The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests as described below. If the Portfolio invests in a RIC that pays such distributions to the Portfolio, such distributions retain their character as not subject to withholding if properly reported when paid by the Portfolio to foreign shareholders. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (i) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (ii) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (iii) that is within certain foreign countries that have inadequate information exchange with the United States, or (iv) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation. The Portfolio is permitted to report such parts of its dividends as are eligible to be treated as interest-related or short-term capital gain dividends, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Portfolio reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.

Foreign shareholders should contact their intermediaries regarding the application of withholding rules to their accounts.

Distributions by the Portfolio to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Portfolio unless (a) such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (b) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (c) the special rules relating to gain attributable to the sale or exchange of “U.S. real property interests” (“USRPIs”) apply to the foreign shareholder’s sale of shares of the Portfolio (as described below).

Foreign shareholders with respect to whom income from the Portfolio is effectively connected with a trade or business conducted by the foreign person within the United States will in general be subject to U.S. federal income tax on the income derived from the Portfolio at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Portfolio and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Special rules would apply if the Portfolio were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. A fund that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not USRPIs, but these exceptions do not apply for purposes of determining whether the Portfolio is a QIE. If an interest in the Portfolio were a USRPI, the Portfolio would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% foreign shareholder, in which case such foreign shareholder generally would also be required to file U.S. tax returns and pay any additional taxes due in connection with the redemption.

If the Portfolio were a QIE under a special “look-through” rule, any distributions by the Portfolio to a foreign shareholder attributable directly or indirectly to (i) distributions received by the Portfolio from a lower-tier RIC or REIT that the Portfolio is required to treat as USRPI gain in its hands and (ii) gains realized on the disposition of USRPIs by the Portfolio, would retain their character as gains realized from USRPIs in the hands of the Portfolio’s foreign shareholders and would be subject to U.S. tax withholding. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Portfolio. The Portfolio generally does not expect that it will be a QIE.

Foreign shareholders of the Portfolio also may be subject to “wash sale” rules to prevent the avoidance of the tax-filing and –payment obligations discussed above through the sale and repurchase of Portfolio shares.

Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in the Portfolio.

In order for a foreign shareholder to qualify for any exemptions from withholding described above or from lower withholding tax rates under income tax treaties, or to establish an exemption from back back-up withholding, the foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E or substitute form). Non-U.S. investors in the Portfolio should consult their tax advisers in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Portfolio shares through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding Portfolio shares through foreign entities should consult their tax advisers about their particular situation.

A foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax on income referred to above.

Shareholder Reporting Obligations With Respect To Foreign Bank and Financial Accounts

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Portfolio by vote or value could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (“FBAR”). Shareholders should consult a tax advisor, and persons investing in the Portfolio through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.

Other Reporting and Withholding Requirements

Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Portfolio to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays and 30% of the gross proceeds of share redemptions or exchanges and certain Capital Gain Dividends it pays on or after January 1, 2017 (which date, under recent Treasury guidance, is expected to be delayed until on or after January 1, 2019). If a payment by the Portfolio is subject to FATCA withholding, the Portfolio is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends, short-term capital gain dividends and interest-related dividends).

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

Cost Basis Reporting

U.S. Treasury regulations mandate cost basis reporting to shareholders and the IRS for redemptions of Portfolio shares. With respect to shares acquired and held directly through the Portfolio and not through a financial intermediary, the Portfolio will use a default average cost basis methodology for tracking and reporting cost basis on Portfolio shares, unless another cost basis reporting methodology is requested in writing.

General Considerations

The U.S. federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific U.S. federal income tax consequences of purchasing, holding, and disposing of shares of the Portfolio, as well as the effects of state, local, foreign, and other tax laws and any proposed tax law changes.

ITEM 25. UNDERWRITERS

Not Applicable.

ITEM 26.  CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27. FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended December 31, 2015 for the Portfolio, including PwC’s report for the Portfolio thereon, are included in the Trust’s Annual Report to Shareholders, which was filed with the SEC on March 4, 2016, and are incorporated into this Part B by reference. Additionally, the financial statements for the period ended June 30, 2016 for the Portfolio are included in the Trust’s Semi-Annual Report to Shareholders, which was filed with the SEC on September 2, 2016, and are incorporated into this Part B by reference.

APPENDIX A

APPENDIX A - RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) — LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa — Bonds that are rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa — Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A — Bonds that are rated A are considered upper-medium grade and are subject to low credit risk.

Baa — Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba — Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B and Lower — Bonds which are rated B are considered speculative and are subject to high credit risk. Bonds which are rated

Caa are of poor standing and are subject to very high credit risk. Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest. Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 — Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations. Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 — Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 — Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”). S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default — capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA — Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay principal and interest.

AA — Bonds rated AA also qualify as high-quality obligations. Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree.

A — Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB — Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower — Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation. BB indicates the least degree of speculation and C the highest degree of speculation. While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

Appendix A-1

The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1- Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is extremely strong.

A-2- The capacity for timely payment on issues with this designation is strong. However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS. (“FITCH”).

Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA — Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA — Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB — Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative — ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1. Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2. Good short-term credit quality. A Good intrinsic capacity for timely payment of financial commitments.

F3. Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B. Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C. High short-term default risk. Default is a real possibility.

Appendix A-2

D. Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

E. Restricted Default. Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

Appendix A-3

APPENDIX B

State Street Navigator Securities Lending Trust

Proxy Voting Policy and Procedures

As revised June 1, 2016

The Board of Trustees of State Street Navigator Securities Lending Trust (the “Trust”) has determined that it is in the best interests of the Trust and its respective series (each, a “Portfolio” and collectively, the “Portfolios”) for the Trust to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.

I.	Policy

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by the Portfolios to SSGA Funds Management, Inc. (the “Adviser”) as a part of the Adviser’s general management of the Portfolios’ portfolios, subject to the Board’s continuing oversight. The Board of Trustees of the Trust (the “Board”) hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Portfolio consistent with the duties and procedures set forth below. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Portfolios.

II.	Fiduciary Duty

The right to vote a proxy with respect to portfolio securities held by a Portfolio is an asset of such Portfolio. The Adviser, to which authority to vote on behalf of the Portfolios is delegated, acts as a fiduciary of the Portfolios and must vote proxies in a manner consistent with the best interest of the Portfolios and their shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

III.	Procedures

The following are the procedures adopted by the Board for the administration of this policy:

A.            Review of Adviser Proxy Voting Procedures. The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.

B.            Voting Record Reporting. The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trust at least annually. Such voting record information shall be in a form acceptable to the Trust and shall be provided at such time(s) as are required for the timely filing of Form N-PX for the twelve-month period ended June 30. Form N-PX is required to be filed no later than August 31 of each year.

Appendix B-1

C.            Record Retention. The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

D.            Conflicts of Interest1. At least annually, the Adviser shall present to the Audit Committee its policy for managing conflicts of interests that may arise through the Adviser’s proxy voting activities. In addition, the Adviser shall report any policy overrides involving portfolio securities held by a Portfolio to the Audit Committee at the next regular meeting of the Audit Committee after such override(s) occur.

IV.	Revocation

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Portfolios is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

V.	Annual Filing

The Trust shall file an annual report of each proxy voted with respect to portfolio securities of the Portfolios during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

VI.	Retention and Oversight of Proxy Advisory Firms

A.            In considering whether to retain or continue retaining a particular proxy advisory firm, the Adviser will ascertain whether the proxy advisory firm has the capacity and competency to adequately analyze proxy issues, act as proxy voting agent as requested, and implement the policy. In this regard, the Adviser will consider, at least annually, among other things, the adequacy and quality of the proxy advisory firm’s staffing and personnel and the robustness of its policies and procedures regarding its ability to identify an d address any conflicts of interest. The Adviser shall, at least annually, report to Board regarding the results of this review.

B.            The Adviser will request quarterly and annual report s from any proxy advisory firm retained by the Adviser, and hold ad hoc meetings with such proxy advisory firm, in order to determine whether there has been any changes that might impact the proxy advisory firm’s capacity or competency to provide proxy voting advice or services or changes to the proxy advisory firm’s conflicts policies or procedures. The Adviser will also take reasonable steps to investigate any material factual error, of which the Adviser becomes aware, made by the proxy advisory firm in providing proxy voting services.

Appendix B-2

VII.	Periodic Sampling

The Adviser will periodically sample proxy votes to review whether they complied with the policy. The Adviser shall, at least annually, report to the Board regarding the frequency and results of the sampling performed.

VIII.	Disclosures

A.                The Trust shall include in its registration statement:

1.            A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2.            A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.                The Trust shall include in its annual and semi-annual reports to shareholders:

1.            A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Portfolios is available without charge, upon request, by calling the Trust’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2.            A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

IX. Review of Policy.

The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

1	As it is used in this document, the term “conflict of interest” refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Portfolios which could potentially compromise the principal underwriter’s or Adviser’s independence of judgment and action with respect to the voting of the proxy.

Appendix B-3

APPENDIX C

March 2016

FM Global Proxy Voting and Engagement Principles

SSGA Funds Management, Inc. (“SSGA FM”), one of the industry’s largest institutional asset managers, is the investment management arm of State Street Bank and Trust Company, a wholly owned subsidiary of State Street Corporation, a leading provider of financial services to institutional investors. As an investment manager, SSGA FM has discretionary proxy voting authority over most of its client accounts, and SSGA FM votes these proxies in the manner that we believe will most likely protect and promote the long-term economic value of client investments as described in the SSGA FM Global Proxy Voting and Engagement Principles.

Appendix C-1

FM Global Proxy Voting and Engagement Principles

SSGA FM maintains Proxy Voting and Engagement Guidelines for select markets, including: the US, the EU, the UK, Australia, emerging markets and Japan. International markets that do not have specific guidelines are reviewed and voted consistent with our Global Proxy Voting and Engagement Principles; however, SSGA FM also endeavors to show sensitivity to local market practices when voting in these various markets.

SSGA FM’s Approach to Proxy Voting and Issuer Engagement

At SSGA FM, we take our fiduciary duties as an asset manager very seriously. We have a dedicated team of corporate governance professionals who help us carry out our duties as a responsible investor. These duties include engaging with companies, developing and enhancing in-house corporate governance policies, analyzing corporate governance issues on a case-by-case basis at the company level, and exercising our voting rights—all to maximize shareholder value.

SSGA FM’s Global Proxy Voting and Engagement Principles (the “Principles”) may take different perspectives on common governance issues that vary from one market to another and, likewise, engagement activity may take different forms in order to best achieve long-term engagement goals. We believe that proxy voting and engagement with portfolio companies is often the most direct and productive way shareholders can exercise their ownership rights, and taken together, we view these tools to be an integral part of the overall investment process.

We believe engagement and voting activity have a direct relationship. As a result, the integration of our engagement activities, while leveraging the exercise of our voting rights, provides a meaningful shareholder tool that we believe protects and enhances the long-term economic value of the holdings in our client accounts. SSGA FM maximizes its voting power and engagement by maintaining a centralized proxy voting and active ownership process covering all holdings, regardless of strategy. Despite the different investment views and objectives across SSGA FM, depending on the product or strategy, the fiduciary responsibilities of share ownership and voting for which SSGA FM has voting discretion are carried out with a single voice and objective.

The Principles support governance structures that we believe add to, or maximize shareholder value at the companies held in our clients’ portfolios. SSGA FM conducts issuer specific engagements with companies to discuss our principles, including sustainability related risks. In addition, we encourage issuers to find ways of increasing the amount of direct communication board members have with shareholders. We believe direct communication with executive board members and independent non-executive directors is critical to helping companies understand shareholder concerns. Conversely, where appropriate, we conduct collaborative engagement activities with multiple shareholders and communicate with company representatives about common concerns.

In conducting our engagements, SSGA FM also evaluates the various factors that play into the corporate governance framework of a country, including the macroeconomic conditions and broader political system, the quality of regulatory oversight, the enforcement of property and shareholder rights and the independence of the judiciary to name a few. SSGA FM understands that regulatory requirements and investor expectations relating to governance practices and engagement activities differ from country-to-country. As a result, SSGA FM engages with issuers, regulators, or both, depending on the market. SSGA FM also is a member of various investor associations that seek to address broader corporate governance related policy at the country level as well as issuer specific concerns at a company level.

To help mitigate company specific risk, the team may collaborate with members of the active investment teams to engage with companies on corporate governance issues and address any specific concerns, or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. Outside of proxy voting season, SSGA FM conducts issuer specific engagements with companies covering various corporate governance and sustainability related topics.

The SSGA Governance Team uses a blend of quantitative and qualitative research and data to support screens to help identify issuers where active engagement may be necessary to protect and promote shareholder value. Issuer engagement may also be event driven, focusing on issuer specific corporate governance, sustainability concerns or wider industry related trends. SSGA FM also gives consideration to the size of our total position of the issuer in question and/or the potential negative governance, performance profile, and circumstance at hand. As a result, SSGA FM believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSGA FM defines engagement methods:

Active

SSGA FM uses screening tools designed to capture a mix of company specific data including governance and sustainability profiles to help us focus our voting and engagement activity.

SSGA FM will actively seek direct dialogue with the board and management of companies we have identified through our screening processes. Such engagements may lead to further monitoring to ensure the company improves its governance or sustainability practices. In these cases, the engagement process represents the most meaningful opportunity for SSGA FM to protect long-term shareholder value from excessive risk due to poor governance and sustainability practices.

SSGA Funds Management, Inc
Appendix C-2

FM Global Proxy Voting and Engagement Principles

Reactive

Reactive engagement is initiated by the issuers. SSGA FM routinely discusses specific voting issues and items with the issuer community. Reactive engagement is an opportunity to address not only voting items, but also a wide range of governance and sustainability issues.

SSGA FM has established an engagement protocol that further describes our approach to issuer engagement.

Measurement

Assessing the effectiveness of our issuer engagement process is often difficult. To limit the subjectivity of measuring our success we actively seek issuer feedback and monitor the actions issuers take post-engagement to identify tangible changes. By doing so, we are able to establish indicators to gauge how issuers respond to our concerns and to what degree these responses satisfy our requests. It is also important to note that successful engagement activity can be measured over differing time periods depending on the facts and circumstances involved. Engagements can last as short as a single meeting or span multiple years.

Depending on the issue and whether the engagement activity is reactive, recurring, or active, engagement with issuers can take the form of written communication, conference calls, or face-to-face meetings. SSGA FM believes active engagement is best conducted directly with company management or board members. Collaborative engagement, where multiple shareholders communicate with company representatives, can serve as a potential forum for issues that are not identified by SSGA FM as requiring active engagement, such as shareholder conference calls.

Proxy Voting Procedure

Oversight

The SSGA Corporate Governance Team is responsible for developing and implementing the Proxy Voting and Engagement Guidelines (the “Guidelines”), case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues. The implementation of the Guidelines is overseen by the SSGA Global Proxy Review Committee (“SSGA PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in greater detail below. Oversight of the proxy voting process is ultimately the responsibility of the SSGA Investment Committee. The SSGA Investment Committee reviews and approves amendments to the Guidelines. The SSGA PRC reports to the SSGA Investment Committee, and may refer certain significant proxy items to that committee.

Proxy Voting Process

In order to facilitate SSGA FM’s proxy voting process, SSGA FM retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance. SSGA FM utilizes ISS’s services in three ways: (1) as SSGA FM’s proxy voting agent (providing SSGA FM with vote execution and administration services); (2) for applying the Guidelines; and (3) as providers of research and analysis relating to general corporate governance issues and specific proxy items.

The SSGA Corporate Governance Team reviews the Guidelines with ISS on an annual basis or on a case-by-case basis as needed. On most routine proxy voting items (e.g., ratification of auditors), ISS will affect the proxy votes in accordance with the Guidelines.

In other cases, the Corporate Governance Team will evaluate the proxy solicitation to determine how to vote based on facts and circumstances, consistent with the Principles, and the accompanying Guidelines, that seek to maximize the value of our client accounts.

In some instances, the Corporate Governance Team may refer significant issues to the SSGA PRC for a determination of the proxy vote. In addition, in determining whether to refer a proxy vote to the SSGA PRC, the Corporate Governance Team will consider whether a material conflict of interest exists between the interests of our client and those of SSGA FM or its affiliates (as explained in greater detail in our “Conflict of Interest” Policy).

SSGA FM votes in all markets where it is feasible; however, SSGA FM may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, where issuer-specific special documentation is required, or where various market or issuer certifications are required. SSGA FM is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction, or when they charge a meeting specific fee in excess of the typical custody service agreement.

Conflict of Interest

See SSGA’s standalone Conflicts of Interest Policy.

SSGA Funds Management, Inc
Appendix C-3

FM Global Proxy Voting and Engagement Principles

Proxy Voting and Engagement Principles

Directors and Boards

The election of directors is one of the most important fiduciary duties SSGA FM performs as a shareholder. SSGA FM believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment. As such, SSGA FM seeks to vote director elections in a way which we, as a fiduciary, believe will maximize the long-term value of each portfolio’s holdings.

Principally, a board acts on behalf of shareholders by protecting their interests and preserving their rights. This concept establishes the standard by which board and director performance is measured. To achieve this fundamental principle, the role of the board, in SSGA FM’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders. An independent and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan for the board and management, provides risk oversight and assesses the performance of the CEO and management. In contrast, management implements the business and capital allocation strategies and runs the company’s day-to-day operations. As part of SSGA FM’s engagement process, SSGA FM routinely discusses the importance of these responsibilities with the boards of issuers.

SSGA FM believes the quality of a board is a measure of director independence, director succession planning, board evaluations and refreshment and company governance practices. In voting to elect nominees, SSGA FM considers many factors. SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will effectively monitor management, maintain appropriate governance practices and perform oversight functions necessary to protect shareholder interests. SSGA FM also believes the right mix of skills, independence and qualifications among directors provides boards with the knowledge and direct experience to deal with risks and operating structures that are often unique and complex from one industry to another.

Accounting and Audit Related Issues

SSGA FM believes audit committees are critical and necessary as part of the board’s risk oversight role. The audit committee is responsible for setting out an internal audit function to provide robust audit and internal control systems designed to effectively manage potential and emerging risks to the company’s operations and strategy. SSGA FM believes audit committees should have independent directors as members, and SSGA FM will hold the members of the audit committee responsible for overseeing the management of the audit function.

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of the internal controls and the independence of the audit process are essential if investors are to rely on financial statements. Also, it is important for the audit committee to appoint external auditors who are independent from management as we expect auditors to provide assurance as of a company’s financial condition.

Capital Structure, Reorganization and Mergers

The ability to raise capital is critical for companies to carry out strategy, grow and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to a shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. Altering the capital structure of a company is a critical decision for boards and in making such a critical decision, SSGA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and not overly dilutive to its shareholders.

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In evaluating mergers and acquisitions, SSGA FM considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders. In all cases, SSGA FM uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer, or reducing the likelihood of a successful offer. SSGA FM does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholders’ right to vote on reasonable offers.

Compensation

SSGA FM considers the board’s responsibility to include setting the appropriate level of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive compensation; SSGA FM believes that there should be a direct relationship between executive compensation and company performance over the long-term.

SSGA Funds Management, Inc
Appendix C-4

FM Global Proxy Voting and Engagement Principles

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests, as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA FM may also consider executive compensation practices when re-electing members of the remuneration committee.

SSGA FM recognizes that compensation policies and practices are unique from market to market; often with significant differences between the level of disclosures, the amount and forms of compensation paid, and the ability of shareholders to approve executive compensation practices. As a result, our ability to assess the appropriateness of executive compensation is often dependent on market practices and laws.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors may not only have an impact on the reputation of companies but may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could be the result of anything from regulation and litigation, physical threats (severe weather, climate change), economic trends to shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on a company, its industry, operations, and geographic footprint. SSGA FM may also take action against the re-election of board members if we have serious concerns over ESG practices and the company has not been responsive to shareholder requests to amend them.

General/Routine

Although SSGA FM does not seek involvement in the day-to-day operations of an organization, SSGA FM recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value. SSGA FM supports proposals that encourage economically advantageous corporate practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Fixed Income Stewardship

The two elements of SSGA FM’s fixed income stewardship program are:

Proxy Voting:

While matters that come up for a vote at bondholder meetings vary by jurisdiction, examples of common proxy voting resolutions at bondholder meetings include:

•	Approving amendments to debt covenants and/or terms of issuance;
•	Authorizing procedural matters such as filing of required documents/other formalities;
•	Approving debt restructuring plans;
•	Abstaining from challenging the bankruptcy trustees;
•	Authorizing repurchase of issued debt security;
•	Approving the placement of unissued debt securities under the control of directors; and,
•	Approve spin-off/absorption proposals.

Given the nature of the items that come up for vote at bondholder meetings, SSGA FM takes a case-by-case approach to voting bondholder resolutions. Where necessary, SSGA FM will engage with issuers on voting matters prior to arriving at voting decisions. All voting decisions will be made in the best interest of our clients.

Issuer Engagement:

SSGA FM recognizes that debt holders have limited leverage with companies on a day-to-day basis. However, we believe that given the size of our holdings in corporate debt, SSGA FM can meaningfully influence ESG practices of companies through issuer engagement. Our guidelines for engagement with fixed income issuers broadly follow the engagement guidelines for our equity holdings as described above.

SSGA Funds Management, Inc
Appendix C-5

FM Global Proxy Voting and Engagement Principles

Securities on Loan

For funds where SSGA FM acts as trustee, SSGA FM may recall securities in instances where SSGA FM believes that a particular vote will have a material impact on the fund(s). Several factors shape this process. First, SSGA FM must receive notice of the vote in sufficient time to recall the shares on or before the record date. In many cases, SSGA FM does not receive timely notice, and is unable to recall the shares on or before the record date. Second, SSGA FM, exercising its discretion, may recall shares if it believes the benefit of voting shares will outweigh the foregone lending income. This determination requires SSGA FM, with the information available at the time, to form judgments about events or outcomes that are difficult to quantify. Given past experience in this area, however, we believe that the recall of securities will rarely provide an economic benefit that outweighs the cost of the foregone lending income.

Reporting

Any client who wishes to receive information on how its proxies were voted should contact its SSGA FM relationship manager.

SSGA Funds Management, Inc
Appendix C-6

FM Global Proxy Voting and Engagement Principles

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6465 0316 Exp. Date: 03/31/2017
Appendix C-7

March 2016

Managing Conflicts of Interest Arising From SSGA’S Proxy Voting and Engagement Activity

State Street Corporation has a comprehensive standalone Conflicts of Interest Policy and other policies that address a range of conflicts of interests identified by our parent company. In addition, SSGA maintains a conflicts register that identifies key conflicts and describes systems in place to mitigate the conflicts. This policy is designed to act in conjunction with related policies and practices employed by other groups within the organization. Further, they complement those policies and practices by providing specific guidance on managing the conflicts of interests that may arise through SSGA’s proxy voting activities.

Appendix C-8

Managing Conflicts of Interest Arising From SSGA’S Proxy Voting and Engagement Activity

Managing Conflicts of Interest Related to Proxy Voting

SSGA has policies and procedures designed to prevent undue influence on SSGA’s voting activities that may arise from relationships between proxy issuers or companies and State Street Corporation (“STT”) SSGA, SSGA affiliates, SSGA Funds or SSGA Fund affiliates.

Protocols designed to help mitigate potential conflicts of interest include:

•	Providing sole voting discretion to members of SSGA’s Corporate Governance Team. Members of the corporate governance team may from time to time discuss views on proxy voting matters, company performance, strategy etc. with other STT or SSGA employees including portfolio managers, senior executives and relationship managers. However, final voting decisions are made solely by the corporate governance team, in a manner that is consistent with the best interests of all clients, taking into account various perspectives on risks and opportunities with a view of maximizing the value of client assets;

•	Exercising a singular vote decision for each ballot item regardless of SSGA’s investment strategy;

•	Prohibiting members of SSGA’s corporate governance team from disclosing SSGA’s voting decision to any individual not affiliated with the proxy voting process prior to the meeting or date of written consent, as the case may be;

•	Mandatory disclosure by members of the SSGA’s Corporate Governance Team, Global Proxy Review Committee (“PRC”) and Investment Committee (“IC”) of any personal conflict of interest (e.g., familial relationship with company management, serves as a director on the board of a listed company) to the Head of the Corporate Governance Team. Members are required to recuse themselves from any engagement or proxy voting activities related to the conflict;

•	In certain instances, client accounts and/or SSGA pooled funds, where SSGA acts as trustee, may hold shares in STT or other SSGA affiliated entities, such as mutual funds affiliated with SSGA Funds Management, Inc. In general, SSGA will outsource any voting decision relating to a shareholder meeting of STT or other SSGA affiliated entities to independent outside third parties. Delegated third parties exercise vote decisions based upon SSGA’s in-house policies; and

•	Reporting of voting policy overrides, if any, to the PRC on a quarterly basis.

In general, we do not believe matters that fall within the Guidelines and are voted consistently with the Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity. However, where matters do not fall within the Guidelines or where we believe that voting in accordance with the Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest. In circumstances where a conflict has been identified and either: (i) the matter does not fall clearly within the Guidelines; or (ii) SSGA determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Head of SSGA’s Corporate Governance Team will determine whether a Material Relationship exists. If so, the matter is referred to the SSGA PRC. The SSGA PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict. For example, the SSGA PRC may (i) determine that the proxy vote does not give rise to a conflict due to the issues presented, (ii) refer the matter to the SSGA Investment Committee for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

State Street Global Advisors
Appendix C-9

Managing Conflicts of Interest Arising From SSGA’S Proxy Voting and Engagement Activity

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association.Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA's express written consent.

State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6331 0316 Exp. Date: 03/31/2017
Appendix C-10

March 2016

FM Proxy Voting and Engagement Guidelines
United States

SSGA Funds Management, Inc.’s (“SSGA FM”)US Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in the US. This policy complements and should be read in conjunction with SSGA FM’s Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies and SSGA’s Conflicts of Interest Policy.

Appendix C-11

FM Proxy Voting and Engagement Guidelines

SSGA FM’s US Proxy Voting and Engagement Guidelines address areas including board structure, director tenure, audit related issues, capital structure, executive compensation, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in the US, SSGA FM expects all companies to act in a transparent manner and provide detailed disclosure on board profiles, related-party transactions, executive compensation and other governance issues that impact shareholders’ long-term interests.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagements to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active investment teams; collaborating on issuer engagements and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the US.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

Director related proposals at US companies include issues submitted to shareholders that deal with the composition of the board or with members of a corporation’s board of directors. In deciding which director nominee to support, SSGA FM considers numerous factors.

Director Elections

SSGA FM’s director election policy focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices. Factors SSGA FM considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights;

•	Board independence; and

•	Board structure.

If a company demonstrates appropriate governance practices, SSGA FM believes a director should be classified as independent based on the relevant listing standards or local market practice standards. In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence. Accordingly, SSGA FM will vote against a nominee at a company with appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

State Street Global Advisors
Appendix C-12

FM Proxy Voting and Engagement Guidelines

Conversely, if a company demonstrates negative governance practices, SSGA FM believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

•	Is the nominee an employee of or related to an employee of the issuer or its auditor;

•	Does the nominee provide professional services to the issuer;

•	Has the nominee attended an appropriate number of board meetings; or

•	Has the nominee received non-board related compensation from the issuer.

Where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits. Accordingly, SSGA FM will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSGA FM may withhold votes from directors based on the following:

•	When overall average board tenure is excessive and/or individual director tenure is excessive. In assessing excessive tenure, SSGA FM gives consideration to factors such as the preponderance of long tenured directors, board refreshment practices, and classified board structures;

•	When directors attend less than 75% of board meetings without appropriate explanation or providing reason for their failure to meet the attendance threshold;

•	CEOs of a public company who sit on more than three public company boards;

•	Director nominees who sit on more than six public company boards;

•	Directors of companies that have not been responsive to a shareholder proposal which received a majority shareholder support at the last annual or special meeting; consideration maybe given if management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s);

•	Directors of companies have unilaterally adopted/ amended company bylaws that negatively impact SSGA FM’s shareholder rights (such as fee-shifting, forum selection and exclusion service bylaws) without putting such amendments to a shareholder vote;

•	Compensation committee members where there is a weak relationship between executive pay and performance over a five-year period;

•	Audit committee members if non-audit fees exceed 50% of total fees paid to the auditors; and

•	Directors who appear to have been remiss in their duties.

Director Related Proposals

SSGA FM generally votes for the following director related proposals:

•	Discharge of board members’ duties, in the absence of pending litigation, regulatory investigation, charges of fraud or other indications of significant concern;

•	Proposals to restore shareholders’ ability to remove directors with or without cause;

•	Proposals that permit shareholders to elect directors to fill board vacancies; and

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSGA FM generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected;

State Street Global Advisors
Appendix C-13

FM Proxy Voting and Engagement Guidelines

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy; and

•	Proposals requiring two candidates per board seat.

Majority Voting

SSGA FM will generally support a majority vote standard based on votes cast for the election of directors.

SSGA FM will generally vote to support amendments to by-laws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSGA FM generally supports the establishment of annual elections of the board of directors. Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSGA FM does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSGA FM analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, the appointment of and role played by a lead director, a company’s performance and the overall governance structure of the company.

Proxy Access

In general, SSGA FM believes that proxy access is a fundamental right and an accountability mechanism for all long-term shareholders. SSGA FM will consider proposals relating to Proxy Access on a case-by-case basis. SSGA FM will support shareholder proposals that set parameters to empower long-term shareholders while providing management the flexibility to design a process that is appropriate for the company’s circumstances.

SSGA FM will review the terms of all other proposals and will support those proposals that have been introduced in the spirit of enhancing shareholder rights.

Considerations include but are not limited to the following:

•	The ownership thresholds and holding duration proposed in the resolution;
•	The binding nature of the proposal;
•	The number of directors that shareholders may be able to nominate each year;
•	Company governance structure;
•	Shareholder rights; and
•	Board performance.

Age/Term Limits

Generally, SSGA FM will vote against age and term limits unless the company is found to have poor board refreshment and director succession practices and has a preponderance of non-executive directors with excessively long tenures serving on the board.

Approve Remuneration of Directors

Generally, SSGA FM will support directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry. In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Indemnification

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSGA FM generally supports annual elections for the board of directors.

Confidential Voting

SSGA FM will support confidential voting.

Board Size

SSGA FM will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Audit Related Issues

Ratifying Auditors and Approving Auditor Compensation

SSGA FM supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive. SSGA FM deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor. SSGA FM will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function.

State Street Global Advisors
Appendix C-14

FM Proxy Voting and Engagement Guidelines

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

SSGA FM will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.1

Capital Related Issues

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company.

The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend. Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported. In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares. However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.). All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSGA FM supports share increases for general corporate purposes up to 100% of current authorized stock.

SSGA FM supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for US firms.

When applying the thresholds, SSGA FM will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Increase in Authorized Preferred Shares

SSGA FM votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSGA FM will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSGA FM will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense). However, SSGA FM will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Unequal Voting Rights

SSGA FM will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA FM will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

However, SSGA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported.

In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

State Street Global Advisors
Appendix C-15

FM Proxy Voting and Engagement Guidelines

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti–Takeover Issues

Typically, these are proposals relating to requests by management to amend the certificate of incorporation or by-laws to add or delete a provision that is deemed to have an anti-takeover effect. The majority of these proposals deal with management’s attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

SSGA FM will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSGA FM will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSGA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Special Meetings

SSGA FM will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their by-laws if:

•	The company also does not allow shareholders to act by written consent; or

•	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

SSGA FM will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their bylaws if:

•	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSGA FM will vote for management proposals related to special meetings.

Written Consent

SSGA FM will vote for shareholder proposals on written consent at companies if:

•	The company does not have provisions in their by-laws giving shareholders the right to call for a special meeting; or

•	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares; and

•	The company has a poor governance profile.

SSGA FM will vote management proposals on written consent on a case-by-case basis.

Super–Majority

SSGA FM will generally vote against amendments to by-laws requiring super-majority shareholder votes to pass or repeal certain provisions. SSGA FM will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

State Street Global Advisors
Appendix C-16

FM Proxy Voting and Engagement Guidelines

Remuneration Issues

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSGA FM believes executive compensation plays a critical role in aligning executives’ interest with shareholders’, attracting, retaining and incentivizing key talent, and ensuring positive correlation between the performance achieved by management and the benefits derived by shareholders. SSGA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period. SSGA FM seeks adequate disclosure of different compensation elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long term and short term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. Further, shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance on an annual basis.

Employee Equity Award Plans

SSGA FM considers numerous criteria when examining equity award proposals. Generally, SSGA FM does not vote against plans for lack of performance or vesting criteria. Rather, the main criteria that will result in a vote against an equity award plan are:

Excessive voting power dilution To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count. SSGA FM reviews that number in light of certain factors, including the industry of the issuer.

Historical option grants Excessive historical option grants over the past three years. Plans that provide for historical grant patterns of greater than five to eight percent are generally not supported.

Repricing SSGA FM will vote against any plan where repricing is expressly permitted. If a company has a history of repricing underwater options, the plan will not be supported.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible; and

•	The period of time covered by the plan.

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval; this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control; and

•	Excessive compensation (i.e. compensation plans which are deemed by SSGA FM to be overly dilutive).

Share Repurchases If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) disclose a definitive number of the shares to be bought back, (iii) specify the range of premium/discount to market price at which a company can repurchase shares and, (iv) disclose the time frame during which the shares will be bought back, will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments If a plan would not normally meet the SSGA FM criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSGA FM will support the proposal to amend the plan.

State Street Global Advisors
Appendix C-17

FM Proxy Voting and Engagement Guidelines

Employee Stock Option Plans

SSGA FM generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value. However, SSGA FM takes market practice into consideration.

Compensation Related Items

SSGA FM will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason; and

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee.

SSGA FM will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors.

Miscellaneous/Routine Items

SSGA FM generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate;

•	Opting-out of business combination provision;

•	Proposals that remove restrictions on the right of shareholders to act independently of management;

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved;

•	Shareholder proposals to put option repricings to a shareholder vote;

•	General updating of, or corrective amendments to charter and by-laws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment);

•	Change in corporation name;

•	Mandates that amendments to by-laws or charters have shareholder approval;

•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable;

•	Repeals, prohibitions or adoption of anti-greenmail provisions;

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced and proposals to implement a reverse stock split to avoid delisting; and

•	Exclusive forum provisions.

SSGA FM generally does not support the following miscellaneous/ routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives;

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation;

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable;

•	Proposals to approve other business when it appears as a voting item;

•	Proposals giving the board exclusive authority to amend the by-laws; and

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

Environmental and Social Issues

As a fiduciary, we consider the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business.

Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

State Street Global Advisors
Appendix C-18

FM Proxy Voting and Engagement Guidelines

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks on an issuer-by-issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

[1]	Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

State Street Global Advisors
Appendix C-19

FM Proxy Voting and Engagement Guidelines

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

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State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6452 0316 Exp. Date: 03/31/2017
Appendix C-20

March 2016

FM Proxy Voting and Engagement Guidelines
Australia

SSGA Funds Management, Inc.’s (“SSGA FM”) Australia Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in Australia. This policy complements and should be read in conjunction with SSGA FM’s Global Proxy Voting and Engagement Principles which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies, and SSGA’s Conflict of Interest Policy.

Appendix C-21

FM Proxy Voting and Engagement Guidelines

SSGA FM’s Australia Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in Australia, SSGA FM expects all companies at a minimum to comply with the ASX Corporate Governance Principles. Companies should provide detailed explanations under the Principles’ ‘comply or explain’ approach, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests. On some governance matters, such as composition of audit committees, we hold Australian companies to our global standards requiring all directors on the committee to be independent of management.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active fundamental and the Asia-Pacific (“APAC”) investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the region.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound ESG policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests. SSGA FM expects boards of ASX-300 listed companies to be comprised of at least a majority of independent directors. At all other listed companies, SSGA FM expects boards to be comprised of at least one-third independent directors.

SSGA FM’s broad criteria for director independence in Australian companies include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

State Street Global Advisors
Appendix C-22

FM Proxy Voting and Engagement Guidelines

•	Relations with controlling shareholders; and

•	Family ties with any of the company’s advisers, directors or senior employees.

When considering the election or re-election of a director, SSGA FM also considers the number of outside board director-ships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSGA FM monitors other factors that may influence the independence of a non-executive director, such as performance related pay, cross-directorships, significant shareholdings and tenure. SSGA FM supports the annual election of directors and encourages Australian companies to adopt this practice.

While SSGA FM is generally supportive of having the roles of chairman and CEO separated in the Australian market, SSGA FM assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as the company’s specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSGA FM will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSGA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment (e.g. fraud, criminal wrongdoing and breach of fiduciary responsibilities).

SSGA FM believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Australian Corporate Governance Principles requires ASX listed companies to have an audit committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. It also requires that the committee be chaired by an independent director who is not the chair of the board. SSGA FM holds Australian companies to its global standards for developed financial markets, by requiring that all members of the audit committee be independent directors.

In its analysis of boards, SSGA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSGA FM may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Executive pay is another important aspect of corporate governance. SSGA FM believes that executive pay should be determined by the board of directors and SSGA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. Australian Corporate Governance Principles requires ASX listed companies to have a remuneration committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. Since Australia has a non-binding vote on pay with a two-strike rule requiring a board spill in the event of a second strike, SSGA FM believes that the vote provides investors a mechanism to address concerns it may have on the quality of oversight provided by the board on remuneration issues. Accordingly SSGA FM voting guidelines accommodate local market practice.

Indemnification and limitations on liability

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

State Street Global Advisors
Appendix C-23

FM Proxy Voting and Engagement Guidelines

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or to re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA FM may consider auditor tenure when evaluating the audit process.

Shareholder Rights and Capital Related Issues

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seeks to issue new shares without pre-emption rights, SSGA FM may vote against if such authorities are greater than 20% of the issued share capital. SSGA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for specific purpose.

Share Repurchase Programs

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSGA FM may vote against share repurchase requests that allow share repurchases during a takeover period.

Dividends

SSGA FM generally supports dividend payouts that constitute 30% or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported. SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

State Street Global Advisors
Appendix C-24

FM Proxy Voting and Engagement Guidelines

Anti-Takeover Measures

SSGA FM opposes anti-takeover defenses, such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

There is a simple underlying philosophy that guides SSGA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term. Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long term and short term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where there seems to be a misalignment between pay and shareholders’ interests and where incentive policies and schemes have a re-test option or feature. SSGA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentive Plans

SSGA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA FM will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA FM allows boards discretion over how they provide oversight in this area. However, SSGA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

State Street Global Advisors
Appendix C-25

FM Proxy Voting and Engagement Guidelines

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

State Street Global Advisors
Appendix C-26

FM Proxy Voting and Engagement Guidelines

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6456 0316 Exp. Date: 03/31/2017
Appendix C-27

March 2016

FM Proxy Voting and Engagement Guidelines
Europe

SSGA Funds Management, Inc.’s, (“SSGA FM”) European Proxy Voting and Engagement Guidelines cover different corporate governance frameworks and practices in European markets excluding the United Kingdom and Ireland. This policy complements and should be read in conjunction with SSGA FM’s overarching Global Proxy Voting and Engagement Principles and SSGA’s Conflicts of Interest Policy which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies.

Appendix C-28

FM Proxy Voting and Engagement Guidelines

SSGA FM’s Proxy Voting and Engagement Guidelines in European markets address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management and monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in European markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research in to corporate governance issues in European companies, SSGA FM also considers guidance issued by the European Commission. Companies should provide detailed explanations under diverse ‘comply or explain’ approaches, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in European markets.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re–election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.

A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSGA FM’s broad criteria for director independence in European companies include factors such as:

•	Participation in related–party transactions and other business relations with the company;

•	Employment history with company;

•	Relations with controlling shareholders;

•	Family ties with any of the company’s advisers, directors or senior employees;

•	Employee and government representatives; and

State Street Global Advisors
Appendix C-29

FM Proxy Voting and Engagement Guidelines

•	Overall average board tenure and individual director tenure at issuers with classified and de-classified boards, respectively.

While, overall board independence requirements and board structures differ from market to market, SSGA FM considers voting against directors it deems non–independent if overall board independence is below one third. SSGA FM also assesses the division of responsibilities between chairman and CEO on a case–by–case basis, giving consideration to factors such as overall level of independence on the board and general corporate governance standards in the company. SSGA FM may also not support a proposal to discharge the board, if a company fails to meet adequate governance standards or board level independence.

When considering the election or re-election of a non-executive director, SSGA FM also considers the number of outside board directorships a non-executive can undertake and attendance at board meetings. In addition, SSGA FM may vote against the election of a director whose biographical disclosures are insufficient to assess his or her role on the board and/or independence.

Although we generally are in favor of the annual election of directors, we recognize that director terms vary considerably in different European markets. SSGA FM may vote against article/by-law changes that seek to extend director terms. In addition, in certain markets, SSGA FM may vote against directors if their director terms extend beyond four years.

SSGA FM believes companies should have relevant board level committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors and SSGA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSGA FM may vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSGA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint.

In certain European markets it is not uncommon for the election of directors to be presented in a single slate. In these cases, where executives serve on the audit or the remuneration committees, SSGA FM may vote against the entire slate.

SSGA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities (e.g. fraud, criminal wrongdoing and breach of fiduciary responsibilities).

Indemnification and Limitations on Liability

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, with gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or to re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA FM may consider auditor tenure when evaluating the audit process.

State Street Global Advisors
Appendix C-30

FM Proxy Voting and Engagement Guidelines

Limit Legal Liability of External Auditors

SSGA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Shareholder Rights and Capital Related Issues

In some European markets, differential voting rights continue to exist. SSGA FM supports the “one share one vote” policy and favors a share structure where all shares have equal voting rights. SSGA FM believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSGA FM generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA FM will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders. SSGA FM supports proposals to abolish voting caps and capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Increase in Authorized Capital

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seek to issue new shares whilst dis-applying pre-emption rights, SSGA FM may vote against if such authorities are greater than 20% of the issued share capital. SSGA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, specify the range of premium/discount to market price at which a company can repurchase shares, and the time frame for the repurchase. SSGA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSGA FM generally supports dividend payouts that constitute 30% or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Related Party Transactions

Certain companies in European markets have a controlled ownership structure and have complex cross-shareholdings between subsidiaries and parent companies (related companies). Such structures may result in the prevalence of related-party transactions between the company and its various stakeholders such as directors and management, subsidiaries and shareholders. In markets where shareholders are required to approve such transactions, SSGA FM expects companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions. Further, SSGA FM encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

State Street Global Advisors
Appendix C-31

FM Proxy Voting and Engagement Guidelines

SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti–Takeover Measures

European markets have diverse regulations concerning the use of share issuances as takeover defenses with legal restrictions lacking in some markets. SSGA FM supports a one-share, one-vote policy, for example, given that dual-class capital structures entrench certain shareholders and management, insulating them from possible takeovers. SSGA FM opposes unlimited share issuance authorizations as they may be used as anti-takeover devices, and they have the potential for substantial voting and earnings dilution. SSGA FM also monitors the duration of authorities to issue shares and whether there are restrictions and caps on multiple issuance authorities during the specified time periods. SSGA FM opposes anti-takeover defenses such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentive Plans

SSGA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non–Executive Director Pay

In European markets, authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA FM will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

State Street Global Advisors
Appendix C-32

FM Proxy Voting and Engagement Guidelines

Risk Management

SSGA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA FM allows boards discretion over how they provide oversight in this area. However, SSGA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

State Street Global Advisors
Appendix C-33

FM Proxy Voting and Engagement Guidelines

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.
The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6457 0316 Exp. Date: 03/31/2017

Appendix C-34

March 2016

FM Proxy Voting and Engagement Guidelines
Emerging Markets

SSGA Funds Management, Inc.’s (“SSGA FM”) Emerging Market Proxy Voting and Engagement Guidelines cover different corporate governance frameworks and practices in emerging markets. This policy complements and should be read in conjunction with SSGA FM’s overarching Global Proxy Voting and Engagement Principles which provides a detailed explanation of SSGA FM’s approach to voting and engaging with companies, and SSGA’s Conflicts of Interest Policy.

Appendix C-35

FM Proxy Voting and Engagement Guidelines

At SSGA FM, we recognize that countries in emerging markets are disparate in their corporate governance frameworks and practices. Concurrent with developing a company specific voting and engagement program, SSGA FM also evaluates the various factors that play into the corporate governance framework of a country. These factors include: (i) the macroeconomic conditions and broader political system in a country; (ii) quality of regulatory oversight, enforcement of property and shareholder rights; and (iii) the independence of judiciary—to name a few. While emerging market countries tend to pose broad common governance issues across all markets, such as concentrated ownership, poor disclosure of financial and related-party transactions, and weak enforcement of rules and regulation, SSGA FM’s emerging market proxy voting policy is designed to identify and address specific governance concerns in each market.

SSGA FM’s Proxy Voting and Engagement Philosophy in Emerging Markets

SSGA FM’s approach to proxy voting and issuer engagement in emerging markets is designed to increase the value of our investments through the mitigation of governance risks. Since the overall quality of the corporate governance framework in an emerging market country drives the level of governance risks investors assign to a country, improving the macro governance framework in a country may help reduce governance risks, in turn, increasing the overall value of SSGA FM’s holdings over time. Therefore, in order to improve the overall governance framework and practices in a country, members of our proxy voting and engagement team endeavor to visit emerging market countries and meet with representatives from regulatory agencies and stock markets to highlight potential concerns with the macro governance framework of a country. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in emerging markets. To help mitigate company specific risk, the team works alongside members of the active fundamental and emerging market teams to engage with emerging market companies on governance issues and address any specific concerns or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. This integrated approach to engagement drives SSGA FM’s proxy voting and engagement philosophy in emerging markets.

SSGA FM’s proxy voting guidelines in emerging markets addresses six broad areas:

•	Directors and Boards;

•	Accounting and Audit Related Issues;

•	Shareholder Rights and Capital Related Issues;

•	Remuneration;

•	Environmental and Social Issues; and

•	General/Routine Issues.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. However, several factors such as low overall independence level requirements by market regulators, poor biographical disclosure of director profiles, prevalence of related-party transactions and the general resistance from controlling shareholders to increase board independence renders the election of directors as one of the most important fiduciary duties SSGA FM performs in emerging market companies.

SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. SSGA FM expects companies to meet minimum overall board independence standards as defined in a corporate governance code or market practice. Therefore, in several countries, SSGA FM will vote against select non-independent directors if overall board independence levels do not meet market standards.

SSGA FM’s broad criteria for director independence in emerging market companies include factors such as:

•	Participation in related-party transactions;

•	Employment history with company;

•	Relations with controlling shareholders and other employees; and

•	Attendance levels.

In some countries, market practice calls for the establishment of a board level audit committee. In such cases, SSGA FM believes companies should have an audit committee that is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well as their effectiveness and resource levels. Based on our desire to enhance the quality of financial and accounting oversight provided by independent directors, SSGA FM expects that listed companies have an audit committee that is constituted of a majority of independent directors.

Audit Related Issues

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of internal controls and the independence of the audit process are essential if investors are to rely on financial statements. SSGA FM believes that audit committees provide the necessary oversight on the selection and appointment of auditors, a company’s internal controls and accounting policies, and the overall audit process. In emerging markets, SSGA FM encourages boards to appoint an audit committee composed of a majority of independent auditors.

State Street Global Advisors
Appendix C-36

FM Proxy Voting and Engagement Guidelines

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appointment at the annual meeting. SSGA FM believes that it is imperative for audit committees to select outside auditors who are independent from management.

Shareholder Rights and Capital Related Issues

SSGA FM believes that changes to a company’s capital structure such as changes in authorized share capital, share repurchase and debt issuances are critical decisions made by the board. SSGA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

Related Party Transactions

Most companies in emerging markets have a controlled ownership structure that often include complex cross-shareholdings between subsidiaries and parent companies (“related companies”). As a result, there is a high prevalence of related-party transactions between the company and its various stakeholders such as directors and management. In addition, inter-group loan and loan guarantees provided to related companies are some of the other related-party transactions that increase the risk profile of companies. In markets where shareholders are required to approve such transactions, SSGA FM expects companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions. Further, SSGA FM encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Share Repurchase Programs

With regard to share repurchase programs, SSGA FM expects companies to clearly state the business purpose for the program and a definitive number of shares to be repurchased.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM evaluates mergers and structural reorganizations on a case-by-case basis. SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

SSGA FM will actively seek direct dialogue with the board and management of companies we have identified through our screening processes. Such engagements may lead to further monitoring to ensure the company improves its governance or sustainability practices. In these cases, the engagement process represents the most meaningful opportunity for SSGA FM to protect long-term shareholder value from excessive risk due to poor governance and sustainability practices.

Remuneration

SSGA FM considers it to be the board’s responsibility to set appropriate levels of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive compensation; there should be a direct relationship between executive compensation and company performance over the long term. In emerging markets we encourage companies to disclose information on senior executive remuneration.

State Street Global Advisors
Appendix C-37

FM Proxy Voting and Engagement Guidelines

With regard to director remuneration, SSGA FM supports director pay provided the amounts are not excessive relative to other issuers in the market or industry and are not overly dilutive to existing shareholders.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change. In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

In emerging markets, shareholders seldom vote on environmental and social issues. Therefore, SSGA FM addresses a company’s approach to identifying and managing environmental and social risks stemming for various aspects of its operations in its one-on-one engagement with companies.

General/Routine Issues

Some of the other issues that are routinely voted on in emerging markets include approving the allocation of income and accepting financial statements and statutory reports. For these voting items, SSGA FM’s policies consider several factors including historical dividend payouts, pending litigation, governmental investigations, charges of fraud or other indication of significant concerns.

State Street Global Advisors
Appendix C-38

FM Proxy Voting and Engagement Guidelines

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D, regulated by the Monetary Authority of Singapore) • Telephone: +65 6826-7555 • Facsimile: +65 6826-7501 • Web: www.SSGA.com. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’ express written consent.

State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6455 0316 Exp. Date: 03/31/2017

Appendix C-39

March 2016

FM Proxy Voting and Engagement Guidelines
Japan

SSGA Funds Management, Inc.’s, (“SSGA FM”) Japan Proxy Voting and Engagement Guidelines complement and should be read in conjunction with SSGA FM’s overarching Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies, and SSGA’s Conflicts of Interest Policy.

Appendix C-40

FM Proxy Voting and Engagement Guidelines

SSGA FM’s Proxy Voting and Engagement Guidelines in Japan address areas including: board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in Japan, SSGA FM takes into consideration the unique aspects of Japanese corporate governance structures. We recognize that under Japanese corporate law, companies may choose between two structures of corporate governance: the statutory auditor system or the committee structure. Most Japanese boards predominantly consist of executives and non-independent outsiders affiliated through commercial relationships or cross-shareholdings. Nonetheless, when evaluating companies, SSGA FM expects Japanese companies to address conflicts of interest, risk management and demonstrate an effective process for monitoring management. In its analysis and research into corporate governance issues in Japanese companies, SSGA FM also considers guidance issued by the Corporate Law Subcommittee of the Legislative Council within the Ministry of Justice as well as private study groups.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, and environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in Japan.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice.

Japanese companies have the option of having a traditional board of directors with statutory auditors, a board with a committee structure, or a hybrid board with board level audit committee. SSGA FM will generally support companies that seek shareholder approval to adopt a committee or hybrid board structure.

Most Japanese issuers prefer the traditional statutory auditor structure. Statutory auditors act in a quasi-compliance role as they are not involved in strategic decision-making nor are they part of the formal management decision process. Statutory auditors attend board meetings but do not have voting rights at the board; however, they have the right to seek an injunction and conduct broad investigations of unlawful behavior in the company’s operations.

SSGA FM will support the election of statutory auditors, unless the outside statutory auditor nominee is regarded as non-independent based on SSGA FM criteria, the outside statutory auditor has attended less than 75 percent of meetings of the board of directors or board of statutory auditors during the year under review, or the statutory auditor has been remiss in the performance of their oversight responsibilities (fraud, criminal wrong-doing and breach of fiduciary responsibilities).

For companies with a statutory auditor structure there is no legal requirement that boards have outside directors, however, SSGA FM believes there should be a transparent process of independent and external monitoring of management on behalf of shareholders.

•	SSGA FM believes that non-controlled Japanese companies should appoint at least two outside directors, otherwise, SSGA FM will oppose the top executive who is responsible for the director nomination process; and

•	For controlled companies with a statutory auditor structure, SSGA FM will oppose the top executive, if the board does not have at least two independent directors.

State Street Global Advisors
Appendix C-41

FM Proxy Voting and Engagement Guidelines

For companies with a committee structure or a hybrid board structure, SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering general market practice, as well as the independence of the nominee. SSGA FM also takes into consideration the overall independence level of the committees. In determining director independence, SSGA FM considers the following factors:

•	Participation in related-party transactions and other business relations with the company;

•	Past employment with the company;

•	Provides professional services to the company; and

•	Family ties with the company.

Regardless of board structure, SSGA FM may oppose the election of a director for the following reasons:

•	Failure to attend board meetings; or

•	In instances of egregious actions related to a director’s service on the board.

Indemnification and Limitations on Liability

Generally, SSGA FM supports proposals to limit directors’ and statutory auditors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. SSGA FM believes limitations and indemnification are necessary to attract and retain qualified directors.

Audit Related Items

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should have the opportunity to vote on their appointment at the annual meeting.

Ratifying External Auditors

SSGA FM will generally support the appointment of external auditors unless the external auditor is perceived as being non-independent and there are concerns about the accounts presented and the audit procedures followed.

Limit Legal Liability of External Auditors

SSGA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Capital Structure, Reorganization and Mergers

SSGA FM supports the “one share one vote” policy and favors a share structure where all shares have equal voting rights. SSGA FM supports proposals to abolish voting caps or multiple voting rights and will oppose measures to introduce these types of restrictions on shareholder rights.

SSGA FM believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSGA FM generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA FM will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders.

However, SSGA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Increase in Authorized Capital

SSGA FM generally supports increases in authorized capital where the company provides an adequate explanation for the use of shares. In the absence of an adequate explanation, SSGA FM may oppose the request if the increase in authorized capital exceeds 100 percent of the currently authorized capital. Where share issuance requests exceed our standard threshold, SSGA FM will consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Dividends

SSGA FM generally supports dividend payouts that constitute 30 percent or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30 percent without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Share Repurchase Programs

Companies are allowed under Japanese Corporate Law to
 amend their articles to authorize the repurchase of shares at the board’s discretion. SSGA FM will oppose an amendment to articles allowing the repurchase of shares at the board’s discretion. SSGA FM believes the company should seek shareholder approval for a share repurchase program at each year’s AGM, providing shareholders the right to evaluate the purpose of the repurchase.

State Street Global Advisors
Appendix C-42

FM Proxy Voting and Engagement Guidelines

Mergers and Acquisitions

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSGA FM may vote against share repurchase requests that allow share repurchases during a takeover period.

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM evaluates mergers and structural reorganizations on a case-by-case basis. SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

In general, SSGA FM believes that adoption of poison pills that have been structured to protect management and to prevent takeover bids from succeeding is not in shareholders’ interest. A shareholder rights plan may lead to management entrenchment and discourage legitimate tender offers and acquisitions. Even if the premium paid to companies with a shareholder rights plan is higher than that offered to unprotected firms, a company’s chances of receiving a takeover offer in the first place may be reduced by the presence of a shareholder rights plan.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

In evaluating poison pills, the following conditions must be met before SSGA FM will recommend a vote in favor.

SSGA FM will support the adoption or renewal of a Japanese issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20 percent, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced.

SSGA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20 percent, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, or (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Compensation

In Japan, excessive compensation is rarely an issue. Rather, the problem is the lack of connection between pay and performance. Fixed salaries and cash retirement bonuses tend to comprise a significant portion of the compensation structure while performance-based pay is generally a small portion of the total pay. SSGA FM, where possible, seeks to encourage the use of performance based compensation in Japan as an incentive for executives and as a way to align interests with shareholders.

State Street Global Advisors
Appendix C-43

FM Proxy Voting and Engagement Guidelines

Approve Adjustment to Aggregate Compensation Ceiling for Directors

Remuneration for directors is generally reasonable. Typically, each company sets the director compensation parameters as an aggregate thereby limiting the total pay to all directors. When requesting a change, a company must disclose the last time the ceiling was adjusted and management provides the rationale for the ceiling increase. SSGA FM will generally support proposed increases to the ceiling if the company discloses the rationale for the increase. SSGA FM may oppose proposals to increase the ceiling if there has been corporate malfeasance or sustained poor performance.

Approve Annual Bonuses for Directors/Statutory Auditors

In Japan, since there are no legal requirements that mandate companies to seek shareholder approval before awarding a bonus, SSGA FM believes that existing shareholder approval of the bonus should be considered best practice. As a result, SSGA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

Approve Retirement Bonuses for Directors/Statutory Auditors

Retirement bonuses make up a sizeable portion of directors’ and auditors’ lifetime compensation and are based on board tenure. While many companies in Japan have abolished this practice, there remain many proposals seeking shareholder approval for the total amounts paid to directors and statutory auditors as a whole. In general, SSGA FM supports these payments unless the recipient is an outsider or in instances where the amount is not disclosed.

Approve Stock Plan

Most option plans in Japan are conservative, particularly at large companies. Japan corporate law requires companies to disclose the monetary value of the stock options for directors and/or statutory auditors. Some companies do not disclose the maximum number of options that can be issued per year and shareholders are unable to evaluate the dilution impact. In this case, SSGA FM cannot calculate the dilution level and, therefore, SSGA FM may oppose such plans for poor disclosure. SSGA FM also opposes plans that allow for the repricing of the exercise price.

Deep Discount Options

As Japanese companies move away from the retirement bonus system, deep discount options plans have become more popular. Typically, the exercise price is set at JPY 1 per share. SSGA FM evaluates deep discount options using the same criteria used to evaluate stock options as well as considering the vesting period.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

Miscellaneous/Routine Items

Expansion of Business Activities

Japanese companies’ articles of incorporation strictly define the types of businesses in which a company is permitted to engage. In general, SSGA FM views proposals to expand and diversify the company’s business activities as routine and non-contentious. SSGA FM will monitor instances where there has been an inappropriate acquisition and diversification away from the company’s main area of competence, which resulted in a decrease of shareholder value.

More Information

Any client who wishes to receive information on how its proxies were voted should contact its SSGA FM relationship manager.

State Street Global Advisors
Appendix C-44

FM Proxy Voting and Engagement Guidelines

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6454 0316 Exp. Date: 03/31/2017
Appendix C-45

March 2016

FM Proxy Voting and Engagement Guidelines
United Kingdom

SSGA Funds Management, Inc.’s (“SSGA FM”), UK Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in the United Kingdom and Ireland. This policy complements and should be read in conjunction with SSGA FM’s Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies and SSGA’s Conflicts of Interest Policy.

Appendix C-46

FM Proxy Voting and Engagement Guidelines

SSGA FM’s UK Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in the UK and Ireland, SSGA FM expects all companies, regardless of domicile, that obtain a primary listing on the London Stock Exchange or the Irish Stock Exchange to comply with the UK Corporate Governance Code. Companies should provide detailed explanations under the Code’s ‘comply or explain’ approach, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the UK and European markets.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.

A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSGA FM’s broad criteria for director independence in UK companies include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

•	Excessive tenure and a preponderance of long-tenured directors:

•	Relations with controlling shareholders; and

•	Family ties with any of the company’s advisers, directors or senior employees.

When considering the election or re-election of a director, SSGA FM also considers the number of outside board directorships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSGA FM monitors other factors that may influence the independence of a non-executive director, such as performance related pay, cross-directorships, significant shareholdings and tenure. SSGA FM supports the annual election of directors.

State Street Global Advisors
Appendix C-47

FM Proxy Voting and Engagement Guidelines

While SSGA FM is generally supportive of having the roles of chairman and CEO separated in the UK market, SSGA FM assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as the company’s specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSGA FM will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSGA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment (e.g. fraud, criminal wrongdoing and breach of fiduciary responsibilities).

SSGA FM believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors and SSGA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSGA FM will vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSGA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSGA FM may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Indemnification and Limitations on Liability

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, with gross negligence or reckless disregard of the duties involved in.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or to re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if an adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA FM may consider auditor tenure when evaluating the audit process.

Limit Legal Liability of External Auditors

SSGA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Shareholder Rights and Capital Related Issues

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seek to issue new shares whilst dis-applying pre-emption rights, SSGA FM may vote against if such authorities are greater than 20% of the issued share capital. SSGA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

State Street Global Advisors
Appendix C-48

FM Proxy Voting and Engagement Guidelines

Share Repurchase Programs

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, specify the range of premium/discount to market price at which a company can repurchase shares, and the time frame for the repurchase. SSGA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSGA FM generally supports dividend payouts that constitute 30% or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM will generally support transactions that maximize share-holder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

SSGA FM opposes anti-takeover defenses such as authorities for the board when subject to a hostile takeover to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration policies and reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure.

Equity Incentive Plans

SSGA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

State Street Global Advisors
Appendix C-49

FM Proxy Voting and Engagement Guidelines

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA FM will evaluate on a company- by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA FM allows boards discretion over how they provide oversight in this area. However, SSGA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

State Street Global Advisors
Appendix C-50

FM Proxy Voting and Engagement Guidelines

ssga.com

For Public Use

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano) is a branch of State Street Global Advisors Limited, a company registered in the UK, authorised and regulated by the Financial Conduct Authority (FCA ), with a capital of GBP 71'650'000.00, and whose registered office is at 20 Churchill Place, London E14 5HJ. State Street Global Advisors Limited, Milan Branch (Sede Secondaria di Milano), is registered in Italy with company number 06353340968 - R.E.A. 1887090 and VAT number 06353340968 and whose office is at Via dei Bossi, 4 - 20121 Milano, Italy • Telephone: 39 02 32066 100 • Facsimile: 39 02 32066 155. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

State Street Global Advisors	© 2016 State Street Corporation. All Rights Reserved. INST-6453 0316 Exp. Date: 03/31/2017

Appendix C-51

PART C

ITEM 28.  EXHIBITS

(a)(1)	Master Trust Agreement (Agreement and Declaration of Trust), effective as of June 15, 1995, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

(2)	Amendment No. 1, dated February 26, 1996, to the Master Trust Agreement, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

(3)	Amendment No. 2, dated September 5, 1997, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

(4)	Amendment No. 3, dated March 1, 1999, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

(5)	Amendment No. 4, dated May 9, 1999, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 15 on Form N-1A filed on April 29, 2008.

(6)	Amendment No. 5, dated April 9, 2009, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(7)	Amendment No. 6, dated May 26, 2010, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(8)	Amendment No. 7, dated May 26, 2011, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(9)	Amendment No. 8, dated September 5, 2012, to the Master Trust Agreement is incorporated by reference to Post-Effective Amendment No. 26 on Form N-1A, filed on December 14, 2012.

(10)	Amendment No. 9, dated September 5, 2012, to the Master Trust Agreement is incorporated by reference to Post-Effective Amendment No. 26 on Form N-1A, filed on December 14, 2012.

(b)(1)	Fourth Amended and Restated By-Laws is incorporated by reference to Post-Effective Amendment No. 31 on Form N-1A, filed on April 29, 2016.

(c)	None.

(d)(1)	Investment Advisory Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(2)	Investment Advisory Agreement between State Street Navigator Securities Lending Trust and SSGA Funds Management, Inc. is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

(3)	Amendment No. 1 dated April 9, 2009 to the Investment Advisory Agreement between SSGA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(4)	Amendment No. 2 dated May 26, 2010 to the Investment Advisory Agreement between SSGA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(5)	Amendment No. 3 dated May 26, 2011 to the Investment Advisory Agreement between SSGA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(6)	Amendment No. 4 dated May 26, 2011 to the Investment Advisory Agreement between SSGA Funds Management, Inc. and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(7)	Amendment No. 5 dated September 5, 2012 to the Investment Advisory Agreement between SSGA Funds Management, Inc. and State Street Navigator Securities Lending Trust is incorporated by reference to Post-Effective Amendment No. 26 on Form N-1A, filed on December 14, 2012.

(8)	Form of Amendment No. 6 dated March 8, 2016 to the Investment Advisory Agreement between SSGA Funds Management, Inc. and State Street Navigator Securities Lending Trust is incorporated by reference to Post-Effective Amendment No. 31 on Form N-1A, filed on April 29, 2016.

(e)	Not Applicable.

(f)	Not Applicable.

(g)(1)	Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(2)	Amendment to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

(3)	Additional Funds letter dated April 9, 2009 to the Custodian Agreement between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(4)	Notice of termination of PSF Portfolio series with respect to the Custodian Agreement dated May 26, 2010 between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(5)	Additional Funds letter dated May 26, 2011 to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(6)	Second Amendment to the Custodian Agreement dated May 26, 2011 between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(7)	Additional Funds letter dated September 5, 2012 to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 27 on Form N-1A, filed on April 26, 2013.

(8)	Form of Additional Funds letter dated March 8, 2016 to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 31 on Form N-1A, filed on April 29, 2016.

(h)(1)	Transfer Agency Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(h)(1)(a)	Services Amendment to the Transfer Agency Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust dated March 23, 2004, is incorporated by reference to Post-Effective Amendment No. 15 on Form N-1A filed on April 29, 2008.

(h)(1)(b)	Amendment to Transfer Agency and Service Agreement dated April 9, 2009 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 18 on Form N-1A filed on July 2, 2009.

(h)(1)(c)	Amendment No. 2 to Transfer Agency and Service Agreement dated May 26, 2010 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 21 on Form N-1A, filed on July 12, 2010.

(h)(1)(d)	Amendment No. 3 to Transfer Agency and Service Agreement dated May 26, 2011 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(h)(1)(e)	Amendment No. 4 to Transfer Agency and Service Agreement dated May 26, 2011 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 23 on Form N-1A, filed on August 19, 2011.

(h)(1)(f)	Amendment No. 5 to Transfer Agency and Service Agreement dated September 5, 2012 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust, is incorporated by reference to Post-Effective Amendment No. 27 on Form N-1A, filed on April 26, 2013.

(h)(1)(g)	Form of Amendment No. 6 to Transfer Agency and Service Agreement dated March 8, 2016 between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust is incorporated by reference to Post-Effective Amendment No. 31 on Form N-1A, filed on April 29, 2016.

(2)(a)	Administration Agreement between SSGA Funds Management Inc. and State Street Navigator Securities Lending Trust dated June 3, 2015 is incorporated by reference to Post-Effective Amendment No. 30 on Form N-1A, filed on March 24, 2016.

(2)(a)(1)	Form of Amendment No. 1 to Administration Agreement between SSGA Funds Management Inc. and State Street Navigator Securities Lending Trust dated March 8, 2016 is incorporated by reference to Post-Effective Amendment No. 31 on Form N-1A, filed on April 29, 2016.

(2)(b)	Sub-Administration Agreement between SSGA Funds Management Inc. and State Street Bank and Trust Company dated June 1, 2015 is incorporated by reference to Post-Effective Amendment No. 30 on Form N-1A, filed on March 24, 2016.

(2)(b)(1)	Form of Amendment No. 1 to Sub-Administration Agreement between SSGA Funds Management Inc. and State Street Bank and Trust Company dated March 8, 2016 is incorporated by reference to Post-Effective Amendment No. 31 on Form N-1A, filed on April 29, 2016.

(3)	Powers of attorney are incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

(i)	Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm is filed herewith.

(k)	Not Applicable.

(l)	None.

(m)	Not Applicable.

(n)	Not Applicable.

(p)	The Registrant is a money market fund and is not required to adopt a code of ethics required by Rule 17j-1 under the Investment Company Act of 1940, as amended.

ITEM 29.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees.  It does not have any subsidiaries.

ITEM 30.  INDEMNIFICATION

Under Article VI of the Registrant’s Master Trust Agreement, the Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (such conduct referred to hereafter as “Disabling Conduct”).  A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither “interested persons” of the Trust as defined in section 2(a) (19) of the Investment Company Act of 1940, as amended (the “1940 Act”), nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to Trustees, officers, underwriters and controlling persons of the Registrant, pursuant to Article VI of the Registrant’s Master Trust Agreement, or otherwise, the Registrant has been advised that, in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

See “Management of the Trust” in Part B.  Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 32.  PRINCIPAL UNDERWRITERS

Not Applicable.

ITEM 33.  LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:

SSGA Funds Management, Inc. (Investment Adviser and Administrator)
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

State Street Bank and Trust Company (Sub-Administrator, Custodian and Transfer Agent)
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111.

ITEM 34.  MANAGEMENT SERVICES

None.

ITEM 35.  UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, State Street Navigator Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 5th day of October 2016.

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer)

By:	/s/ Chad Hallett
Chad Hallett
Treasurer (Principal Accounting Officer)

EXHIBIT LIST

Item No.	Exhibit
Exhibit (j)	Consent of Independent Registered Public Accounting Firm